EXECUTION COPY

GILL RANCH STORAGE, LLC

$20,000,000

7.75% Senior Secured Notes due November 30, 2016

$20,000,000

Floating-Rate Senior Secured Notes due November 30, 2016

______________

NOTE PURCHASE AGREEMENT

______________

Dated November 30, 2011

See Section 17.1 for additional condition relating to joinder of Parent for amendments to this document.

HOU03:1282704

TABLE OF CONTENTS

SECTION                                                             HEADING PAGE

SECTION 1.	AUTHORIZATION OF NOTES.

SECTION 2.	SALE AND PURCHASE OF NOTES.

SECTION 3.	CLOSING.

SECTION 4.	CONDITIONS TO CLOSING.
Section 4.1.                      Representations and Warranties.
Section 4.2.                      Performance; No Default.
Section 4.3.                      Officer’s Certificates.
Section 4.4.                      Opinions of Counsel.
Section 4.5.                      Purchase Permitted By Applicable Law, Etc.
Section 4.6.                      Sale of Other Notes.
Section 4.7.                      Payment of Special Counsel and Other Fees and Expenses.
Section 4.8.                      Private Placement Number.
Section 4.9.                      Changes in Corporate Structure.
Section 4.10.                      Funding Instructions.
Section 4.11.                      Proceedings and Certain Documents.
Section 4.12.                      Security Agreement and other Security Documents.
Section 4.13.                      Debt Service Reserve Account.
Section 4.14.                      Insurance.
Section 4.15.                      Financial Statements.
Section 4.16.                      No Material Adverse Effect.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Section 5.1.                      Organization; Power and Authority.
Section 5.2.                      Authorization, Etc.
Section 5.3.                      Disclosure.
Section 5.4.                      Affiliates; Directors; No Subsidiaries.
Section 5.5.                      Financial Statements; Material Liabilities.
Section 5.6.                      Compliance with Laws, Other Instruments, Etc.
Section 5.7.                      Governmental Authorizations, Etc.
Section 5.8.                      Litigation; Observance of Agreements, Statutes and Orders.
Section 5.9.                      Taxes.
Section 5.10.                      Title to Property; Leases.
Section 5.11.                      Licenses, Permits, Etc.
Section 5.12.                      Compliance with ERISA.
Section 5.13.                      Private Offering by the Company.
Section 5.14.                      Use of Proceeds; Margin Regulations.
Section 5.15.                      Existing Indebtedness; Future Liens.
Section 5.16.                      Foreign Assets Control Regulations, Etc.
Section 5.17.                      Status under Certain Statutes.
Section 5.18.                      Environmental Matters.
Section 5.19.                      Project Documents.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.                      Purchase for Investment.
Section 6.2.                      Source of Funds.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.                      Financial and Business Information.
Section 7.2.                      Officer’s Certificate.
Section 7.3.                      Visitation.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES; FLOATING RATE PROVISIONS.
Section 8.1.                      Maturity.
Section 8.2.                      Optional Prepayments.
Section 8.3.                      Offer to Prepay Notes in the Event of a Change in Control.
Section 8.4.                      Allocation of Partial Prepayments.
Section 8.5.                      Maturity; Surrender, Etc.
Section 8.6.                      Purchase of Notes.
Section 8.7.                      Make-Whole Amount.
Section 8.8.                      Additional Floating Rate Provisions.

SECTION 9.	AFFIRMATIVE COVENANTS.
Section 9.1.                      Compliance with Laws.
Section 9.2.                      Insurance.
Section 9.3.                      Maintenance of Properties.
Section 9.4.                      Payment of Taxes and Claims.
Section 9.5.                      Existence.
Section 9.6.                      Books and Records.
Section 9.7.                      Environmental Matters.
Section 9.8.                      Further Assurances.
Section 9.9.                      Project Documents.
Section 9.10.                      Debt Service Reserve Account.
Section 9.11.                      Covenant to Secure Notes Equally.

SECTION 10.	NEGATIVE COVENANTS.
Section 10.1.                      Financial Covenants.
Section 10.2.                      Restricted Payments.
Section 10.3.                      Liens.
Section 10.4.                      Sale of Assets, Etc.
Section 10.5.                      Merger, Consolidation, Etc.
Section 10.6.                      Loans, Advances, Investments and Contingent Liabilities.
Section 10.7.                      Sale-and-Leasebacks.
Section 10.8.                      Sale or Discount of Receivables.
Section 10.9.                      Transactions with Affiliates.
Section 10.10.                                                                                                                                       Line of Business.
Section 10.11.                                                                                                                                       Subsidiaries.
Section 10.12.                                                                                                                                       Terrorism Sanctions Regulations.
Section 10.13.                                                                                                                                       Most Favored Lender Status.
Section 10.14.                                                                                                                                       Restrictions on Amendments to Certain Agreements.

SECTION 11.	EVENTS OF DEFAULT.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.                      Acceleration.
Section 12.2.                      Other Remedies.
Section 12.3.                      Rescission.
Section 12.4.                      No Waivers or Election of Remedies, Expenses, Etc.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.                      Registration of Notes.
Section 13.2.                      Transfer and Exchange of Notes.
Section 13.3.                      Replacement of Notes.

SECTION 14.	PAYMENTS ON NOTES.
Section 14.1.                      Place of Payment.
Section 14.2.                      Home Office Payment.

SECTION 15.	EXPENSES, ETC.
Section 15.1.                      Transaction Expenses.
Section 15.2.                      Indemnification.
Section 15.3.                      Survival.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.                      Requirements.
Section 17.2.                      Solicitation of Holders of Notes.
Section 17.3.                      Binding Effect, etc.
Section 17.4.                      Notes Held by Company, etc.
Section 17.5.                      Expansion of the Facility.

SECTION 18.	NOTICES.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

SECTION 20.	CONFIDENTIAL INFORMATION.

SECTION 21.	SUBSTITUTION OF PURCHASER.

SECTION 22.	MISCELLANEOUS.
Section 22.1.                      Successors and Assigns.
Section 22.2.                      Payments Due on Non-Business Days.
Section 22.3.                      Accounting Terms.
Section 22.4.                      Severability.
Section 22.5.                      Construction, etc.
Section 22.6.                      Counterparts.
Section 22.7.                      Governing Law.
Section 22.8.                      Jurisdiction and Process; Waiver of Jury Trial.
Section 22.9.                      Transaction References.

HOU03:1282704

SCHEDULE A-1                       —           INFORMATION RELATING TO PURCHASERS

SCHEDULE A-2                       —           INFORMATION RELATING TO COMPANY

SCHEDULE B                           —           DEFINED TERMS

SCHEDULE 5.3                         —           Disclosure Materials

SCHEDULE 5.4                         —           Affiliates of the Company; Directors

SCHEDULE 5.5                                —           Financial Statements

SCHEDULE 5.11                                —           Licenses, Permits, Etc.

SCHEDULE 5.15                                —           Existing Indebtedness

SCHEDULE 5.19                                —           Material Customer Contracts

SCHEDULE 10.9                                —           Existing Affiliate Contracts

EXHIBIT A-1                                           —           Form of 7.75% Senior Secured Note due November 30, 2016

EXHIBIT A-2                                           —           Form of Floating-Rate Senior Secured Note due November 30,2016

EXHIBIT 4.4(a)                                           Composite Form of Opinion of Counsel for the Company

EXHIBIT B                                —           Form of Security Agreement

EXHIBIT C                                —           Form of Control Agreement

EXHIBIT D                                —           Form of Collateral Agency Agreement

EXHIBIT E                                —           Form of Pledge Agreement

HOU03:1282704

GILL RANCH STORAGE, LLC
220 NW Second Avenue

Portland, OR 87209

$20,000,000 7.75% Senior Secured Notes due November 30, 2016
$20,000,000 Floating-Rate Senior Secured Notes due November 30, 2016

November 30, 2011

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A-1 HERETO:

Ladies and Gentlemen:

Gill Ranch Storage, LLC, an Oregon limited liability company (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $20,000,000 aggregate principal amount of its 7.75% Senior Secured Notes due November 30, 2016 (the “Fixed-Rate Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13) and (b) $20,000,000 aggregate principal amount of its Floating-Rate Senior Secured Notes due November 30, 2016 (the “Floating-Rate Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13) and together with the Fixed Rate Notes, the “Notes”).  The Fixed-Rate Notes shall be substantially in the form set out in Exhibit A-1.  The Floating-Rate Notes shall be substantially in the form set out in Exhibit A-2.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Fixed-Rate Notes in the principal amount specified opposite such Purchaser’s name in Schedule A-1 and Floating-Rate Notes in the principal amount specified opposite such Purchaser’s name in Schedule A-1, in each case at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, at 10:00 a.m., Central time, at a closing (the “Closing”) on November 30, 2011 or on such other Business Day thereafter on or prior to December 14, 2011 as may be agreed upon by the Company and the Purchasers.  At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account set forth on attached Schedule A-2.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such non-fulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties.  The representations and warranties of the Company and the Parent in the Financing Documents shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  The Company shall not have entered into any transaction since September 30, 2011 that would have been prohibited by Sections 10.1 through 10.14 had such Sections applied since such date.

Section 4.3. Officer’s Certificates.

(a) The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled as to the Company.

(b) The Parent shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1 and 4.9 have been fulfilled as to the Parent.

Section 4.4. Opinions of Counsel.  Such Purchaser shall have received an opinion, in form and substance satisfactory to such Purchaser, dated the date of the Closing, (a) from Stoel Rives LLP, counsel for the Company and the Parent, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (b) from Baker Botts L.L.P., the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A-1.

Section 4.7. Payment of Special Counsel and Other Fees and Expenses.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing (a) the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 and local counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing; and (b) the structuring fee equal to 0.75% of the aggregate principal amount of Notes sold to the Purchasers on the Closing Date, ratably to the Purchasers, and reasonable out-of-pocket costs and expenses, and other compensation contemplated hereby or by the other Financing Documents, or pursuant to separate letter agreements, payable to or for the benefit of the Purchasers or the Collateral Agent on or before Closing, in each case, to the extent reflected in a statement rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number.  Private Placement Numbers issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Fixed-Rate Notes and the Floating-Rate Notes.

Section 4.9. Changes in Corporate Structure.  Neither the Company nor the Parent shall have changed its jurisdiction of formation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Proceedings and Certain Documents.  All limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.  Each Purchaser shall have received the following, each to be (i) dated the date of Closing unless otherwise indicated, and (ii) in form and substance satisfactory to such Purchaser:

(a) the Note or Notes to be purchased by such Purchaser;

(b) (i) this Agreement and each other Financing Document (including those Security Documents more fully set forth in Section 4.12), and (ii) copies of each PG&E Contract and the Base Gas Lease and any amendments or supplements thereto, in each case, duly authorized, executed and delivered by each party thereto, and in the case of the PG&E Contracts and the Base Gas Lease, certified by a Responsible Officer as being true, correct and complete and in full force and effect on the date of Closing;

(c) the certificate of formation or other charter document of each of the Company and the Parent, together with any amendments thereto, certified as of a recent date by the Secretary of State of the state of its formation and by such Person’s secretary;

(d) with respect to the Company and the Parent, a certificate of the secretary of each of the Company and the Parent attaching resolutions of the board of directors, management committee or other governing body of such Person evidencing approval of the transactions contemplated by this Agreement and the other Financing Documents to which such Person is a party and, with respect to the Company, the issuance of the Notes, and in each case, the execution, delivery and performance thereof, and authorizing certain officers to execute and deliver the same, and certifying that such resolutions were duly and validly adopted and have not since been amended, revoked or rescinded;

(e) the limited liability company agreement, operating agreement or similar documents of each of the Company and the Parent, together with any amendments thereto, certified by such Person’s secretary;

(f) with respect to each of the Company and the Parent, an incumbency certificate signed by the secretary and one other officer of such Person, certifying as to the names, titles and true signatures of the officers of such Person authorized to sign this Agreement, the Notes, the other Financing Documents and the other documents to be delivered hereunder to which such Person is a party;

(g) certificates of valid existence as to each of the Company and the Parent from their respective jurisdictions of formation as of a recent date;

(h) a certificate of qualification of the Company to transact business in the State of California;

(i) evidence that the Company shall have received authority (or an exemption) from the CPUC under Section 818 of the California Public Utilities Code authorizing the Company to issue the Notes and to incur the Indebtedness evidenced thereby, and the Purchasers shall have received certification from the Company that said authority is in full force and effect and all rehearing, appeal and judicial review periods with respect thereto have expired or terminated; and

(j) such additional documents or certificates with respect to such legal matters or limited liability company or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

Section 4.12. Security Agreement and other Security Documents.  The Obligations shall be secured by a perfected first priority security interest in the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, and in that connection the Company will deliver or cause to be delivered to the Collateral Agent and such Purchaser on the date of Closing, the following each of which shall be in full force and effect:

(a) a Security Agreement in the form of Exhibit B, duly executed by the Company in favor of the Collateral Agent for the benefit of the Secured Parties (the “Security Agreement”);

(b) a Securities Account Control Agreement in the form of Exhibit C, duly executed by the Company, the Collateral Agent and the Securities Intermediary (the “Control Agreement”);

(c) an Intercreditor and Collateral Agency Agreement in the form of Exhibit D duly executed by the Company, the Parent, the Collateral Agent and the Purchasers (the “Collateral Agency Agreement”);

(d) a Pledge Agreement in the form of Exhibit E, duly executed by the Parent in favor of the Collateral Agent for the benefit of the Secured Parties (the “Pledge Agreement”);

(e) UCC-1 financing statements under the Uniform Commercial Code with respect to the Company and the Parent in each jurisdiction in which financing statements are necessary to perfect the Liens created under the Security Documents and copies of Uniform Commercial Code search reports and tax lien, judgment and litigation search reports with respect to the Company and the Parent, and all other instruments to be recorded or filed or delivered in connection with the Security Documents;

(f) evidence that all filing, recordation, subscription and inscription fees and all recording and other similar fees, and all recording, stamp and other taxes and other expenses related to such filings, registrations and recordings necessary for the consummation of the transactions contemplated hereby and by the other Financing Documents have been paid in full by or on behalf of the Company;

(g) certificates and instruments representing the Pledged Membership Interests, together with instruments of transfer or assignment, duly executed in blank, in form and substance reasonably satisfactory to the Collateral Agent, and evidence of Parent’s unrevoked election that such Pledged Membership Interests are governed as “securities” under Chapter 8 of the Oregon Uniform Commercial Code; and

(h) such other documents, instruments and agreements as the Collateral Agent or any Purchasers may reasonably request to grant to the Collateral Agent first priority perfected Liens in the Collateral.

Section 4.13. Debt Service Reserve Account.  The Company shall have established the Debt Service Reserve Account as set forth in Section 9.10.

Section 4.14. Insurance.  The Company shall have delivered to such Purchaser evidence of insurance in effect in such amounts and meeting such requirements as are set forth in Section 9.2.

Section 4.15. Financial Statements.  The Company shall have delivered to such Purchaser the financial statements listed in Schedule 5.5.

Section 4.16. No Material Adverse Effect.  Since September 30, 2011, no event, occurrence or condition that has had, or could reasonably be expected to have, a Material Adverse Effect shall have occurred and be continuing, and a Responsible Officer of the Company shall have delivered a certificate to such Purchaser, dated as of the date of Closing, to such effect.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority.  The Company is a limited liability company duly formed and validly existing under the laws of the State of Oregon, and is duly qualified to do business as a foreign limited liability company in the State of California and in each other jurisdiction in which such qualification is required by law, other than those other jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Transaction Documents and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc.  The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Company.  Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and is in full force and effect and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure.  This Agreement, the other Transaction Documents and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the other Transaction Documents and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that with respect to any projected financial information, forecasts, estimates, or forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable, and the best information available to the Company, at the time, and the Company makes no representation as to the actual attainability of any such items listed in this sentence.  Since June 30, 2011, there has been no change in the financial condition, operations, business, properties or prospects of the Company or the Parent except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  As of the date of Closing, there is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Affiliates; Directors; No Subsidiaries.  Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Affiliates and the Company’s directors.  As of the date of Closing, the Company has no Subsidiaries.

Section 5.5. Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement, the Notes and the other Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, (a) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or corporate charter or by-laws or (b) any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or the Facility or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or the Facility.

Section 5.7. Governmental Authorizations, Etc.  All consents, approvals or authorizations of, or registrations, filings or declarations with, Governmental Authorities material for the ownership of the Project and operation and maintenance of the Facility and required to be held by the Company have been duly obtained and validly issued, are in full force and effect, are not the subject of any pending or threatened appeal, are held in the name of the Company and are free from conditions or requirements that would adversely affect the ability of the Company to execute, deliver and perform its obligations under the Financing Documents or materially adversely affect its ability to own its undivided interest in the Facility and to operate the Facility.  Other than the approval requirement under Section 818 of the California Public Utilities Code, from which an exemption has been obtained, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or any other Financing Document to which it is a party, other than the filing of the financing statements to perfect, or to continue the perfection of, the security interests granted under the Security Documents.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the Facility or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) The Company is not (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes.  The Company has filed or caused to be filed all tax returns that are required to be filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10. Title to Property; Leases.  The Company has good and sufficient title to such property it purports to own that individually or in the aggregate is Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.  (a)  All authorizations, consents, licenses, permits and certifications of or from all Governmental Authorities required for the ownership of the Project and operation and maintenance of the Facility are set forth in Schedule 5.11, and all such authorizations, consents, licenses, permits and certifications have been duly obtained, were validly issued and are in full force and effect and not subject to any appeal or further proceeding.

(b) The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(c) To the best knowledge of the Company, no product or service of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(d) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company.

Section 5.12. Compliance with ERISA.  (a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA, other than for premiums payable to the PBGC in the regular course and benefit accruals that are (or are reasonably expected to be) funded in a timely manner and in accordance with the minimum funding standard requirements under section 430 of the Code and section 303 of ERISA (and in accordance with Plan terms), or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or Federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the beginning of such Plan’s current plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $25,000,000 in the case of any single Plan and by more than $44,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than five other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes (i) to fund the Debt Service Reserve Account in accordance with the terms of the Security Agreement, and (ii) to make distributions, from time to time, after the Closing to the Parent for further distribution to the Ultimate Parent an aggregate amount not to exceed $40,000,000 (the “Permitted Closing Distributions”).  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 2.00% of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute more than 2.00% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of the date of Closing (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any).  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

(c) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company.

Section 5.16. Foreign Assets Control Regulations, Etc.  (a)  Neither the Company nor any Controlled Affiliate is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, nor been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws and (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

Section 5.17. Status under Certain Statutes.  The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.  The Company is not a “gas utility company” under the Public Utility Holding Company Act of 2005, as amended.  None of the Purchasers or the Collateral Agent, solely by virtue of the execution, delivery and performance of, or its consummation of the transactions contemplated by or the enforcement of its rights and remedies under, the Financing Documents shall be or become a “natural-gas company” as such term is defined in the NGA or (except for the potential requirement of CPUC approval under Cal. PUC. Code § 854 to the transfer of the membership interests of the Parent in the Company) subject to regulation pursuant to the NGA or the CPUC.

Section 5.18. Environmental Matters.  (a) The Company has no knowledge of any claim nor has it received any notice of any claim, and no proceeding has been instituted raising any claim against the Facility or the Company or any of its real properties now or formerly owned, leased or operated by it or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) The Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to the Facility or to real properties now or formerly owned, leased or operated by it or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) The Company has not stored any Hazardous Materials at the Facility or on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d) All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Project Documents.  As of the date of Closing, each Material Customer Contract and each amendment, modification or supplement thereto is set forth on Schedule 5.19.  All Material Project Documents are in full force and effect, and all conditions precedent to the obligations of the Company under such Material Project Documents have been satisfied or waived except for such conditions precedent which need not and cannot be satisfied until a later time.  The Company has not given or received a notice of default under any Material Project Document, any of the Facility’s ground leases or any Other Project Document except those which could not reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no other Person party to any Project Document is in default of any material covenant or material obligation set forth in any such Project Document, and no condition has occurred that would become such a default with the giving of notice or lapse of time, except those conditions which could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such fund’s property shall at all times be within such Purchaser’s or such fund’s control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60, as amended) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14, as amended (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of section IV of PTE 96-23, as amended (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) the balance sheet of the Company as of the end of such quarter, and

(ii) statements of income, changes in members’ equity and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case, in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — within 120 days after the end of each fiscal year of the Company, duplicate copies of,

(i) the balance sheet of the Company as of the end of such year, and

(ii) statements of income, changes in members’ equity and cash flows of the Company for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available (unless otherwise already publicly available through a website maintained by or on behalf of the Company or the Parent and the Company has given each holder of a Note that is an Institutional Investor prompt notice of such availability), one copy of (i) each financial statement, report, notice or proxy statement sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or the Parent with the SEC and of all press releases and other statements made available generally by the Company or the Parent to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Notice of Casualty, Litigation, Proceedings, Etc. — as soon as practicable and in any event, unless otherwise specified, within five days after a Responsible Officer of the Company obtains actual knowledge of any of the following: (i) the occurrence of any casualty, loss or damage, or condemnation or eminent domain taking, with respect to the Facility in excess of $2,000,000 in value or any series of such events or circumstances during any 12-month period in excess of $5,000,000 in value in the aggregate or (ii) any litigation or similar proceeding affecting the Facility or the Company in which the amount involved is in excess of $5,000,000;

(f) Notices Under Project Documents — promptly upon delivery by the Company to another Person party to (i) any Material Project Document, any notice of default under such Material Project Document or (ii) any Other Project Document Material to the operation and maintenance of the Facility, any notice of Material default under such Other Project Document;

(g) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(h) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any federal or state Governmental Authority relating to any order, ruling, dispute, litigation, investigation, proceeding, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(i) Information Required by Rule 144A(d)(4) — upon the request of such Purchaser or holder of a Note, such financial and other information (which the Company also shall deliver to any qualified institutional buyer designated by such holder) as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A(d)(4) under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act (for the purpose of this Section 7.1(i), the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act); and

(j) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or relating to the ability of the Company to perform its obligations hereunder and under the Notes and the other Transaction Documents as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2. Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 and Section 10.2, inclusive, during the period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation.  The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times (during normal business hours) and as often as may be reasonably requested in writing; provided that each such Purchaser and holder making such visits shall use their best efforts to minimize disruption of the normal business operations of the Company; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, which shall in no event be more than five Business Days, to visit and inspect any of the offices or properties of the Company, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), during normal business hours and as often as may be requested; provided that each such Purchaser and holder making such visits shall use their best efforts to minimize disruption of the normal business operations of the Company.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES; FLOATING RATE PROVISIONS.

Section 8.1. Maturity.  As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments.

(a) Fixed-Rate Notes with Make-Whole Amount — The Company may, at its option, upon notice as provided in clause (c) below, prepay at any time all, or from time to time any part of, the Fixed-Rate Notes, in an amount not less than $1,000,000 and integral multiples of $100,000 in excess thereof in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

(b) Floating-Rate Notes — From and after November 30, 2012, the Company may, at its option, upon notice as provided in clause (c) below, prepay at any time all, or from time to time any part of, the Floating-Rate Notes, in an amount not less than $1,000,000 and integral multiples of $100,000 in excess thereof in the case of a partial prepayment, and the Premium determined for the prepayment date with respect to such principal amount; provided that if any Floating-Rate Notes are prepaid pursuant to this Section 8.2(b) on any day other than the last day of the applicable Interest Period, then such prepayment will be subject to Section 8.8(b) and any Breakage Cost Obligation payable thereunder.

(c) Notice of Optional Prepayments — The Company will give each holder of Fixed-Rate Notes or Floating-Rate Notes, as applicable, written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, in the case of a prepayment of Fixed-Rate Notes, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment of Fixed-Rate Notes, the Company shall deliver to each holder of Fixed-Rate Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Offer to Prepay Notes in the Event of a Change in Control.

(a) Notice of Change in Control — The Company will, within five Business Days after any Responsible Officer has actual knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes unless notice in respect of such Change in Control shall have been given pursuant to Section 8.3(b).  If a Change in Control has occurred, such notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.3(c) and shall be accompanied by the certificate described in Section 8.3(f).  The Company shall, on or before the day on which it gives such written notice of such Change in Control, give telephonic notice thereof to each holder that shall have designated a recipient of such notices in Schedule A-1 attached hereto or by notice in writing to the Company.

(b) Condition to Ultimate Parent’s Action — The Company will use reasonable best efforts to cause the Ultimate Parent, the Parent and their other Affiliates to refrain from taking or permitting any action that consummates or finalizes a Change in Control unless at least 15 days prior to such action the Company shall have given to each holder of Notes written notice of such impending Change in Control, which notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.3(c) and shall be accompanied by the certificate described in Section 8.3(f).  The Company shall, on or before the day on which it gives such written notice of such impending Change in Control, give telephonic notice thereof to each holder which shall have designated a recipient of such notices in Schedule A-1 attached hereto or by notice in writing to the Company.

(c) Offer to Prepay Notes — The offer to prepay Notes contemplated by Section 8.3(a) or (b) shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Change in Control Prepayment Date”).  Such Proposed Change in Control Prepayment Date shall be not less than 10 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Change in Control Prepayment Date shall be the 20th day after the date of such offer); provided that if any amounts outstanding under the Floating-Rate Notes are LIBOR Loans with an Interest Period (or Interest Periods) ending on or before the 30th day after the date of such offer, the Proposed Change in Control Prepayment Date with respect to such Floating-Rate Notes shall be the last day of the Interest Period (or, if more than one such Interest Period is in effect, the last day of all such Interest Periods then in effect).

(d) Acceptance; Rejection — The Company shall, on or before the seventh day prior to the Proposed Change in Control Prepayment Date, give telephonic renotification and confirmation thereof to each holder which shall have designated a recipient of such notices in the Schedule A-1 attached hereto or by notice in writing to the Company.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company on or before the fifth day prior to the Proposed Change in Control Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 on or before such date shall be deemed to constitute an acceptance of such offer by such holder.

(e) Prepayment — Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest accrued to the date of prepayment and (i) in the case of Fixed-Rate Notes, the Make-Whole Amount, if any, (ii) in the case of Floating-Rate Notes, the Premium, if any, and (iii) in the case of Floating-Rate Notes prepaid on any day other than the last day of the applicable Interest Period, any Breakage Cost Obligation payable under Section 8.8(b).  The prepayment shall be made on the Proposed Change in Control Prepayment Date.

(f) Officer’s Certificate — Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Change in Control Prepayment Date; (b) that such offer is made pursuant to this Section 8.3; (c) the principal amount of each Note offered to be prepaid; (d) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Change in Control Prepayment Date and the estimated Make-Whole Amount, Premium or Breakage Cost Obligation, as applicable, due in connection with such prepayment; (e) that the conditions of this Section 8.3 have been fulfilled; and (f) in reasonable detail, the nature and date of the Change in Control.

Section 8.4. Allocation of Partial Prepayments.  In the case of each partial prepayment of the Fixed-Rate Notes pursuant to Section 8.2(a), the principal amount of the Fixed-Rate Notes to be prepaid shall be allocated among all of the Fixed-Rate Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  In the case of each partial prepayment of the Floating-Rate Notes pursuant to Section 8.2(b), the principal amount of the Floating-Rate Notes to be prepaid shall be allocated among all of the Floating-Rate Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  Upon any prepayment of Notes pursuant to Section 8.3, the principal amount so prepaid shall be allocated to all Notes at the time outstanding held by holders of Notes who have accepted the Company’s offer of prepayment made pursuant to Section 8.3 in proportion to the respective outstanding principal amounts thereof.

Section 8.5. Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and, in the case of prepayments of Fixed-Rate Notes, the applicable Make-Whole Amount, if any, and in the case of prepayments of Floating-Rate Notes, the applicable Premium and Breakage Cost Obligation, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, Premium or Breakage Cost Obligation, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Fixed-Rate Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Fixed-Rate Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Fixed-Rate Note, the principal of such Fixed-Rate Note that is to be prepaid pursuant to Section 8.2(a) or Section 8.3(e) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Fixed-Rate Note, the amount obtained by (i) discounting to present value all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Fixed-Rate Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Fixed-Rate Note, 0.50% over the yield to maturity implied by yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued non-callable actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Fixed-Rate Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Fixed-Rate Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Fixed-Rate Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Fixed-Rate Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Fixed-Rate Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2(a), Section 8.3(e) or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Fixed-Rate Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2(a) or Section 8.3(e) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8. Additional Floating Rate Provisions.

(a) Floating Rate Interest Procedures; Floating Rate Interest on Notes.

(i) In an irrevocable telephonic notice (confirmed by written notice received within one day after such telephonic notice) to each holder of Floating-Rate Notes no later than 11:00 a.m. New York City time on the Business Day immediately preceding the first day of an Interest Period, in the case of Prime Loans, or the third Business Day prior to the first day of an Interest Period, in the case of LIBOR Loans, the Company shall elect (A) whether the Loans are to be LIBOR Loans or Prime Loans and (B) if the Loans are to be LIBOR Loans, the applicable Interest Period or Interest Periods; provided that (X) no more than five Interest Periods may be in effect at any time, and (Y) in no event shall the aggregate principal amount of Loans for any Interest Period be less than $100,000.

(ii) Subject to the terms and conditions hereof, the Company may elect from time to time to convert LIBOR Loans to Prime Loans or Prime Loans to LIBOR Loans by giving an irrevocable telephonic notice (confirmed by written notice received within one day after such telephonic notice) to each holder of Floating-Rate Notes no later than 11:00 a.m. New York City time on the third Business Day prior to the effective date of such election, which effective date shall be the last day of the applicable Interest Period for such Loans.  Any such notice concerning conversions to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor.

(iii) If the Company has failed to elect a new Loan Type and Interest Period or Interest Periods for the Loans in a timely manner, the Company shall be deemed to have elected (A) to continue LIBOR Loans as LIBOR Loans having an Interest Period or Interest Periods equal to that of the Interest Period or Interest Periods immediately preceding such new Interest Period or Interest Periods, and (B) to continue Prime Loans as Prime Loans.  All Interest Periods for the Loans shall be deemed to end on the earlier of (X) the stated maturity date of the Floating-Rate Notes, (Y) the date the Loans become due and payable pursuant to Section 12.1 or (Z) the Proposed Prepayment Date, with respect to Notes prepaid pursuant to Section 8.3.

(iv) Notwithstanding any of the foregoing, if an Event of Default has occurred and is continuing as of the end of any Interest Period, then the Company shall be deemed to have elected (a) to convert LIBOR Loans to Prime Loans and (b) to continue Prime Loans as Prime Loans.

(v) Interest on the Floating-Rate Notes shall: (A) be payable (I) on the last day of each Interest Period, which, except as otherwise provided in the definition of “Interest Period”, shall be, (1) with respect to any LIBOR Loan, the day numerically corresponding to the commencement date of such LIBOR Loan in the calendar month that is one or three months thereafter, in each case as the Company may specify or be deemed to specify, and (2) with respect to any Prime Loan, the last day of each March, June, September or December next succeeding the commencement date of such Prime Loan, (II) on the date of any prepayment (on the amount prepaid), (III) at maturity (whether by acceleration or otherwise) and, (IV) after such maturity, on demand; and (B) be computed on the actual number of days elapsed over, in the case of any LIBOR Loan, a year of 360 days and, in the case of any Prime Loan, a year of 365 or 366 days, as the case may be.

(b) Breakage Cost Indemnity.

(i) The Company agrees to indemnify each holder of Floating-Rate Notes for, and to pay promptly to such holder upon written request, any amounts required to compensate such holder for any losses, costs or expenses sustained or incurred by such holder (including, without limitation, any loss (including loss of anticipated profits), cost or expense sustained or incurred by reason of the liquidation or reemployment of deposits or other funds acquired to fund or maintain any LIBOR Loan) as a consequence of (a) any event (including any prepayment of Floating-Rate Notes pursuant to Section 8.2(b) or Section 8.3, any conversion from LIBOR Loans to Prime Loans under Section 8.8(d) or any acceleration of Notes in accordance with Section 12.1) which results in (I) such holder receiving any amount on account of the principal of any LIBOR Loan prior to the end of the Interest Period in effect therefor or (II) in the case of any LIBOR Loan the conversion of the Interest Period, other than on the last day of the Interest Period in effect therefor, or (b) any default in the making of any payment or prepayment required to be made in respect of any LIBOR Loans (such amount being the “Breakage Cost Obligation”).

(ii) A certificate of any holder of Floating-Rate Notes setting forth any amount or amounts which such holder is entitled to receive pursuant to this Section 8.8(b), together with calculations in reasonable detail reflecting the basis for such amount or amounts, shall be delivered to the Company and shall be conclusive absent manifest error.  The Company agrees to pay such holder the amount shown as due on any such certificate within 10 days after its receipt of the same.

(iii) The provisions of this Section 8.8(b) shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Floating-Rate Note, or any investigation made by or on behalf of any holder of Floating-Rate Notes.

(iv) For purposes of calculating amounts payable by the Company to the holders of the Floating-Rate Notes under this Section 8.8(b), each holder shall be deemed to have funded each LIBOR Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

(c) Reserve Requirements; Change in Circumstance.

(i) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any holder of Notes or shall impose on such holder or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such holder and the result of any of the foregoing shall be to increase the cost to such holder of making or maintaining any LIBOR Loan or to reduce the amount of any payment received or receivable by such holder hereunder or under any of the Floating-Rate Notes (whether of principal, interest or otherwise), then the Company will pay to such holder upon demand such additional amount or amounts as will compensate such holder for such additional costs incurred or reduction suffered.

(ii) If any holder of a Floating-Rate Note shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted before or after the date hereof) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such holder with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such holder’s capital as a consequence of Loans made pursuant hereto to a level below that which such holder could have achieved but for such applicability, adoption, change or compliance (taking into consideration such holder’s policies with respect to capital adequacy) by an amount deemed by such holder to be material, then from time to time the Company agrees to pay to such holder such additional amount or amounts as will compensate such holder for any such reduction suffered.

(iii) A certificate of any holder of Floating-Rate Notes setting forth the amount or amounts necessary to compensate such holder as specified in clause (i) or (ii) above shall be delivered to the Company and shall be conclusive absent manifest error.  The Company agrees to pay such holder the amount shown as due on any such certificate within ten days after its receipt of the same.

(iv) Failure or delay on the part of any holder of Floating-Rate Notes to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such holder’s right to demand such compensation with respect to such period or any other period; provided that the Company shall not be required to compensate a holder pursuant to this Section 8.8(c) for any increased costs or reduction incurred more than six months prior to the date on which such holder notifies the Company of the event giving rise to such increased costs or reduction and of that holder’s intention to claim compensation for those circumstances; provided further that, if the event giving rise to such increased costs or reduction is retroactive, then the six-month period referred to above shall be extended to include that period of retroactive effect.  The protection of this paragraph shall be available to any such holder regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

(v) The provisions of this Section 8.8(c) shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any Floating-Rate Note, or any investigation made by or on behalf of any holder of Floating-Rate Notes.

(d) Illegality.

(i) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any holder of Floating-Rate Notes to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then (a) such holder shall promptly notify the Company in writing of such circumstances (which notice shall be withdrawn when such holder determines that such circumstances no longer exist), (b) the obligation of such holder to make LIBOR Loans, to continue LIBOR Loans as LIBOR Loans and to convert Prime Loans to LIBOR Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such holder to make or maintain LIBOR Loans, such holder shall then be obligated only to make Prime Loans and (c) such holder may require that all LIBOR Loans made by it be converted to Prime Loans, in which event all such LIBOR Loans shall be automatically converted to Prime Loans as of the effective date of such notice as provided in clause (ii) below.

(ii) For purposes of this Section 8.8(d), a notice to the Company by any holder of Floating-Rate Notes shall be effective as to LIBOR Loans made by such holder, if lawful, on the last day of the Interest Period or Interest Periods currently applicable to such LIBOR Loans; in all other cases such notice shall be effective on the date of receipt by the Company.  If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such holder such amounts, if any, as may be required pursuant to Section 8.8(b).

(e) Inability to Determine Interest Rate — If prior to the first day of any Interest Period for any LIBOR Loan, any holder of Floating-Rate Notes shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, such holder shall give notice thereof to the Company as soon as practicable thereafter.  If such notice is given, (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Prime Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to or continued as LIBOR Loans shall be converted to or continued as Prime Loans and (iii) any outstanding LIBOR Loans shall be converted, at the end of the then applicable Interest Period, to Prime Loans.  Until such notice has been withdrawn by such holder, no further LIBOR Loans shall be made or continued as such, nor shall the Company have the right to convert Prime Loans to LIBOR Loans.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Laws.  Without limiting Section 10.12, the Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties, including the Project, or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance.  The Company will maintain, directly or through its Parent, with financially sound and reputable insurers, insurance with respect to the Company’s properties, including the Project, and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated and is reasonably satisfactory to the holders of the Notes (it being understood that, for the avoidance of doubt, as of the date of the Closing, the insurance the evidence of which shall have been provided pursuant to Section 4.14 is reasonably satisfactory to the holders of the Notes).

Section 9.3. Maintenance of Properties.  The Company shall (a) maintain and preserve the Project and all of its other material properties necessary or useful in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted), in accordance with Prudent Industry Practices and the Material Project Documents, and (b) operate (or cause to be operated) the Facility in accordance with Prudent Industry Practices and the Material Project Documents.

Section 9.4. Payment of Taxes and Claims.  The Company will, or will use reasonable best efforts to cause the Ultimate Parent or the Parent to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on the Company or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, provided that the Company need not pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Existence.  Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its legal existence as a Oregon limited liability company.  The Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such limited liability company existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records.  The Company will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company.

Section 9.7. Environmental Matters.  The Company shall (a) comply in all material respects with all Environmental Laws, including, without limitation, any consents, permits, licenses, certifications or authorizations required under any Environmental Laws, and (b) conduct and complete any investigation, study, sampling and testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials released at, on, in, under or from the Facility, to the extent required by and in accordance with the material requirements of all applicable Environmental Laws in full force and effect at such time.

Section 9.8. Further Assurances.  Without limiting the provisions contained in the Security Documents, (i) the Company shall take all actions necessary to insure that the Collateral Agent, on behalf of the Secured Parties, has and continues to have in all relevant jurisdictions duly and validly created, attached, perfected and enforceable first priority Liens on the Collateral described in the Security Documents (including after-acquired Collateral), subject to no Liens and (ii) the Company shall cause the Obligations to constitute direct senior secured obligations of the Company and to rank pari passu in priority of payment with all other permitted senior Indebtedness of the Company except for Permitted Indebtedness.

Section 9.9. Project Documents.  The Company shall at all times (i) perform and observe all of the covenants under the Material Project Documents and all Other Project Documents that are Material to the operation and maintenance of the Facility, (ii) take reasonable actions to enforce all rights and obligations thereunder, and (iii) maintain such Project Documents in full force and effect.

Section 9.10. Debt Service Reserve Account.  The Company shall establish and maintain the Debt Service Reserve Account with the Securities Intermediary, in accordance with the Security Agreement and the Control Agreement, and shall fund the Debt Service Reserve Account as required in the Security Agreement.  All amounts held in the Debt Service Reserve Account shall be held in cash or in Cash Equivalents.  If, in accordance with the provisions of the Security Agreement, the Collateral Agent instructs the Securities Intermediary to withdraw amounts credited to the Debt Service Reserve Account in respect of Debt Service payments, the Company shall replenish such amounts in accordance with the provisions of the Security Agreement.

Section 9.11. Covenant to Secure Notes Equally.  The Company will, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.3 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17.1), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured pursuant to such agreements and instruments as shall be approved by the Required Holder(s), and the Company will cause to be delivered to each holder an opinion of independent counsel to the effect that such instruments and agreements are enforceable in accordance with their terms and that the Notes are equally and ratably secured with such other Indebtedness; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of Section 10.3.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Financial Covenants.

(a) Indebtedness.  The Company will not create, incur, assume or otherwise become liable with respect to any Indebtedness (other than Permitted Indebtedness) after the date of Closing and prior to April 1, 2013. The Company will not create, incur, assume or otherwise become liable with respect to any Indebtedness on or after April 1, 2013 (other than Permitted Indebtedness) unless on the date the Company becomes liable with respect to any such Indebtedness and immediately after giving effect thereto:

(i) no Default or Event of Default exists or would exist, and

(ii) the ratio of (A) the total amount of Indebtedness of the Company then outstanding to (B) Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended, would be less than or equal to the following ratios for the indicated periods:

Period                                                                           Ratio

April 1, 2013 through March 31, 2015                                                                           5.50 to 1.00
April 1, 2015 and thereafter                                                                                      5.00 to 1.00.

(b) Minimum Adjusted EBITDA.

(i) The Company will not permit, at the end of any fiscal quarter, Adjusted EBITDA for such fiscal quarter to be less than the amounts set forth below:

Period                                                                           Minimum Adjusted EBITDA

January 1, 2012 through March 31, 2013                                                                                      as set forth in clause (ii)below
April 1, 2013 through March 31, 2014                                                                           $750,000
April 1, 2014 through March 31, 2015                                                                           $1,000,000
April 1, 2015 and thereafter                                                                                      $1,250,000

(ii) The Company will not permit, at the end of any fiscal period set forth below, EBITDA for such period to be less than the amounts set forth below:

Period                                                                           Minimum Adjusted EBITDA

January 1, 2012 through March 31, 2012                                                                                     $0
January 1, 2012 through June 30, 2012                                                                           $1,000,000
January 1, 2012 through September 30, 2012                                                                                     $1,500,000
January 1, 2012 through December 31, 2012                                                                                     $2,000,000
March 31, 2012 through March 31, 2013                                                                                     $2,000,000

(iii) Notwithstanding the foregoing, the minimum Adjusted EBITDA thresholds set forth in this Section 10.1(b) for fiscal quarters ending after December 31, 2013 shall be reduced by 75% of (A) the amount of all Indebtedness of the Company prepaid during such period (and, in the case of Indebtedness outstanding under a revolving credit or similar facility, only to the extent that the commitment of the lender or lenders under such facility is permanently reduced in connection with such prepayment), divided by (B) the total amount of Indebtedness of the Company outstanding immediately prior to such prepayment.

Section 10.2. Restricted Payments.  The Company will not at any time declare or make, or become obligated to declare or make, any Restricted Payment; provided that:

(a) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, with respect to each fiscal year of the Company, commencing with the fiscal year ending December 31, 2011, the Company may make Restricted Payments to the Ultimate Parent, the Parent and their Affiliates within 15 days prior to the time that federal and state income taxes (or estimated federal and state income taxes) are due and payable by the Ultimate Parent, the Parent and their Affiliates (up to and including October 15 of the succeeding calendar year), in an aggregate amount not to exceed the amount required to be distributed by the Company to its members for the payment of taxes with respect to income of the Company; and

(b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company shall be permitted to make Restricted Payments on the 15th day following the delivery by the Company of the financial statements and related deliverables pursuant to Sections 7.1(a) or 7.1(b), as the case may be, in respect of the most recently ended fiscal quarter or fiscal year, as the case may be, of the Company (each such payment date, a “Restricted Payment Date”), subject to the following conditions:

(i) the ratio of (A) Adjusted EBITDA to (B) Interest Expense plus Capital Expenditures for the period of four consecutive fiscal quarters most recently ended, is greater than 1.50 to 1.00; and

(ii) for each of the preceding eight consecutive fiscal quarters, Adjusted EBITDA for the period of four consecutive fiscal quarters ending on the last day of each of such preceding fiscal quarter is greater than $5,000,000.

(c) Notwithstanding the foregoing, nothing contained in this Section 10.2 shall prohibit the Company from making, or shall take into account, the Permitted Closing Distributions.

Section 10.3. Liens.  The Company will not directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a) Liens created by the Financing Documents on the Collateral;

(b) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens (other than any Lien imposed by ERISA) incurred, or deposits made, in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds (not in excess of $1,000,000), bids, leases (other than Capital Leases), purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(e) any attachment or judgment Lien, unless the judgment it secures (i) shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay or (ii) excess of $1,000,000;

(f) minor defects, easements, rights-of-way, minor survey exceptions, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company; provided that such Liens do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of the business of the Company;

(g) any interest or title or other reservation or right of, or restriction by, a lessor or sublessor under any lease; provided that such reservations, rights or restrictions do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of the business of the Company;

(h) Liens constituting rights of any lessee, easement or license holder (or a holder of similar rights) under any lease, easement or license (or similar instrument) granted by the Company not in violation of the terms of any Financing Document; provided that such Liens do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of the business of the Company;

(i) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; provided that such rights do not, in the aggregate, materially detract from the value of the property or assets so encumbered or materially impair the use thereof in the operation of the business of the Company;

(k) Liens securing Permitted Indebtedness; provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness; and

(l) with respect to the Pledged Collateral, restrictions on the transfer of such Collateral under the Security Act or any applicable state “blue sky” laws.

Section 10.4. Sale of Assets, Etc.  Except for transactions permitted by Section 10.5, the Company will not sell, exchange, convey, lease or otherwise transfer or dispose (or agree or otherwise commit to do any of the foregoing with respect to) any of its assets, except:

(a) the sale of inventory in the ordinary course of business;

(b) the transfer or disposition of assets that are surplus, worn out or obsolete or are no longer necessary or productive in the ordinary course of the Company’s business; and

(c) sales, leases or other transfers of other assets for aggregate consideration of less than (i) $100,000 in any twelve-month period and (ii) $300,000 in the aggregate after the date of Closing.

Section 10.5. Merger, Consolidation, Etc.  The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor (the “Successor Company”) formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a Solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not the Successor Company, (i) such Successor Company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and each other Financing Document to which the Company is a party and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c) the Tangible Net Worth of the Successor Company shall be at least as great as the Tangible Net Worth of the Company immediately prior to such consolidation, merger, conveyance, transfer or lease.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Company that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement, the Notes or any other Financing Document to which the Company or such Successor Company is a party.

Section 10.6. Loans, Advances, Investments and Contingent Liabilities.  The Company will not make or permit to remain outstanding any loan or advance to, or extend credit other than credit extended in the ordinary course of business to, any Person, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or commit to do any of the foregoing, except Permitted Investments.

Section 10.7. Sale-and-Leasebacks.  The Company will not enter into any Sale-and-Leaseback Transaction.

Section 10.8. Sale or Discount of Receivables.  The Company will not sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

Section 10.9. Transactions with Affiliates.  Except as set forth in Schedule 10.9, the Company will not enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.10.   Line of Business.  The Company will not engage in any business other than the ownership of the Project, the operation of the Facility, the sale of gas storage and other Facility related services.

Section 10.11.   Subsidiaries.  The Company will not create or acquire any Subsidiary of the Company.

Section 10.12.   Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person if such investments, dealings or transactions would cause any holder of a Note to be in violation of any laws or regulations that are applicable to such holder.

Section 10.13.   Most Favored Lender Status.  The Company will not enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness in excess of $1,000,000 containing one or more Additional Covenants (other than those in existence on the date hereof) or Additional Defaults (other than those in existence on the date hereof), unless prior written notice of such agreement shall have been provided to the holders of the Notes.  Unless the Company shall enter into, assume or otherwise become bound by or obligated under any such agreement with the prior written waiver by the Required Holders of the application of this Section 10.13, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement.  The Company further covenants to promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this Section 10.13, but shall merely be for the convenience of the parties hereto.

Section 10.14. Restrictions on Amendments to Certain Agreements.  The Company will not amend or modify (a) the Base Gas Lease in any material respect or (b) any PG&E Contract in any manner that could reasonably be expected to have a Material Adverse Effect.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount. Premium or Breakage Cost Obligation, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 9.2, 9.10 or Section 10; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)), or the Company or the Parent defaults in the performance of or compliance with any term contained in any other Financing Document, and in either case such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from the Collateral Agent or any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or the Parent, or by any officer of the Company or the Parent, in this Agreement or any other Financing Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $500,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or an Affiliate has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $500,000, or (y) one or more Persons have the right to require the Company or an Affiliate so to purchase or repay such Indebtedness; or

(g) the Company or the Parent (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes limited liability company action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or the Parent, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(j) any Lien granted to the Collateral Agent pursuant to any of the Financing Documents on any of the Collateral is invalid, void, unenforceable or unperfected or ceases to have first priority, or any Person commences any proceeding or takes any other action to render any such Lien invalid, or to avoid any such Lien or to render any such Lien unenforceable or unperfected or to challenge the priority of such Lien; or

(k) an Event of Abandonment occurs; or

(l) any Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all obligations of the Company or the Parent, as the case may be, hereunder and under any of the other Financing Documents, ceases to be in full force and effect; or the Company, the Parent or any other Person contests in any manner the validity or enforceability of any Financing Document; or the Company or the Parent party to any of the Financing Documents denies that it has any or further liability or obligation under any Financing Document, or purports to revoke, terminate or rescind any Financing Document; or

(m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 or 431 of the Code, as applicable, (ii) a notice of intent to terminate any Plan that is subject to Title IV of ERISA shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the present value of the aggregate benefit liabilities under all Plans (except any Multiemployer Plan) exceeds the current value of the assets of such Plans by more than the applicable amount set forth in Section 5.12(b), as determined in accordance with Section 5.12(b), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(m), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under Section 12.1(a) or Section 12.1(b), whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate), (y) any Make-Whole Amount determined in respect of such principal amount of Fixed-Rate Notes (to the full extent permitted by applicable law) and (z) any Breakage Cost Obligations and any Premium determined in respect of such principal amount of Floating-Rate Notes (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived, and the Required Holders may instruct the Collateral Agent to exercise rights and remedies available to it under applicable law and the Security Documents.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or a Premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Upon any Notes becoming due and payable under Section 12.1(c), such Notes will forthwith mature and the entire unpaid principal amount of such Notes plus all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate, but excluding any Make-Whole Amount or a Premium) shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 12.2. Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and any Make-Whole Amount, Premium or Breakage Cost Obligation on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and any Make-Whole Amount, Premium or Breakage Cost Obligation and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A-1 (if the surrendered Note is a Fixed-Rate Note) or Exhibit A-2 (if the surrendered Note is a Floating-Rate Note).  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.

Section 14.1. Place of Payment.  Subject to Section 14.2, payments of principal, any Make-Whole Amount, any Premium, any Breakage Cost Obligation and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, Premium or Breakage Cost Obligation, as applicable, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A-1, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.

Section 15.1. Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or special regulatory counsel, which, in each case, shall be no more than one law firm) incurred by the Collateral Agent, the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents requested by the Company under or in respect of this Agreement, the Notes or any other Financing Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses reasonably incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement , the Notes or any other Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Financing Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or the Parent or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $7,500.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2. Indemnification.  The Company agrees:

(i) TO INDEMNIFY THE COLLATERAL AGENT, THE PURCHASERS, EACH OTHER HOLDER OF A NOTE AND EACH OF THEIR AFFILIATES, SUCCESSORS, ASSIGNS OR TRANSFEREES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, REPRESENTATIVES, CONSULTANTS, AGENTS, ATTORNEYS, CONTRACTORS, PARTNERS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL, IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING COMMENCED OR THREATENED) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (A) ANY ACTUAL OR PROPOSED USE BY THE COMPANY OF THE PROCEEDS OF THE NOTES, (B) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, (C) THE OPERATIONS OF THE BUSINESS OF THE COMPANY, (D) THE FAILURE OF THE COMPANY OR THE PARENT TO COMPLY WITH THE TERMS OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR WITH ANY REQUIREMENT OF ANY GOVERNMENTAL AUTHORITY, (E) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE COMPANY OR THE PARENT SET FORTH IN THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, (F) ANY ASSERTION THAT THE COMPANY WAS NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS OR (G) ANY OTHER ASPECT OF THE FINANCING DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATIONS OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE NEGLIGENCE OF ANY INDEMNIFIED PARTY (EXCEPT TO THE EXTENT ANY SUCH INDEMNITY MATTERS HAVE BEEN CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY), IT BEING THE INTENT OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FROM INDEMNITY MATTERS CAUSED BY THE NEGLIGENCE (OTHER THAN THE GROSS NEGLIGENCE), WHETHER SOLE, JOINT, CONCURRENT, CONTRIBUTORY, ACTIVE OR PASSIVE, OF SUCH INDEMNIFIED PARTY).

(ii) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER (OTHER THAN GROSS NEGLIGENCE), WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT (OTHER THAN GROSS NEGLIGENCE) IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.  TO THE EXTENT THAT AN INDEMNIFIED PARTY COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

(iii) THE PARTIES HERETO AGREE THAT THEY SHALL NOT ASSERT ANY CLAIM AGAINST THE OTHER PARTIES ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE FINANCING DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE NOTES; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL IN NO WAY LIMIT THE COMPANY’S PAYMENT OBLIGATIONS UNDER THE FINANCING DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS TO PAY PRINCIPAL OF, INTEREST ON AND ANY MAKE-WHOLE AMOUNTS, PREMIUM OR BREAKAGE COST OBLIGATIONS DUE WITH RESPECT TO THE NOTES, ANY COSTS AND EXPENSES UNDER SECTION 15.1 AND THE INDEMNIFIED LIABILITIES SET FORTH IN CLAUSES (I) AND (II) ABOVE.

Section 15.3. Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other Financing Documents, and the termination of this Agreement or any of the other Financing Documents.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in any other Financing Document shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Financing Document shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1. Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, Premium or Breakage Cost Obligation on the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or (iii) amend any of Section 8, 11(b), 12, 17 or 20.

In addition, if the Required Holders so request, the Parent shall be joined in any such amendment or waiver; provided that such joinder shall not be required for the effectiveness thereof.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation.  The Company will provide each holder of the Notes with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.  For the avoidance of doubt, the foregoing shall not apply to reimbursement of expenses.

Section 17.3. Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 17.4. Notes Held by Company, etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 17.5. Expansion of the Facility.  The Joint Project Agreement contemplates that the Company and PG&E, either jointly or separately, may expand the Facility (subject to applicable regulatory requirements) beyond the current capacity of 20 Bcf through the development of another discrete formation of the storage field (the “Expansion Facility”).  The overall ownership interest of each of Gill Ranch and PG&E in the Facility and the Expansion Facility may be adjusted based on the revised allocation of the aggregate working capacity of the Facility and the Expansion Facility upon the commercial operation of the Expansion Facility.  The Company’s 75% interest in the 20 Bcf of the storage capacity of the Facility and the associated costs and revenues shall not be affected, unless the total storage capacity of the Facility is expanded, in which case its interest will be increased or diluted based on whether the Company elects to participate in the Expansion Facility and only if additional capacity is added.  Based upon the foregoing, the Purchasers agree that, in the event an Expansion Facility is commenced, the Company may provide for the execution of a common facilities agreement or other similar arrangement with an affiliate seeking to develop the Expansion Facility; provided that any Indebtedness incurred in connection with the development of the Expansion Facility shall be subject to the requirements of Sections 9.11, 10.1 and 10.3 hereof.

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A-1, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address specified for such communications in Schedule A-2, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature whether or not marked or labeled or otherwise identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf or (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, or from a source actually known by such Purchaser to be bound by a confidentiality agreement with respect to such information.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), in each case who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.  In the event any Purchaser is requested or required to disclose any Confidential Information in connection with foregoing clause (viii) (other than subclause (viii)(z)), such Purchaser shall, unless prohibited by law, rule or regulation, provide the Company with notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy.  In the event such protective order or other remedy is not obtained and upon the Company’s written request, such Purchaser will use reasonable efforts to obtain assurances that confidential treatment will be accorded to such information and shall disclose only that portion of the Confidential Information that they are legally compelled to disclose; provided, however, that all legal fees and costs and any other expense incurred in connection with such efforts shall be paid by the Company.

In the event that as a condition to receiving access to information relating to the Company or its Affiliates in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Section 20, the terms of this Section 20 shall, as between such Purchaser and the Company, supersede the terms of any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.

Section 22.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, except as specified in the definition of Interest Period, any payment of principal of, Make-Whole Amount, Premium, Breakage Cost Obligation or interest on or in respect of any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP; provided that, if the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with Section 17.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 - Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York without regard to conflict of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or any other Financing Document.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, ANY OTHER FINANCING DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9. Transaction References.  The Company agrees that Prudential Investment Management, Inc. may (a) refer to its role in originating the purchase of the Notes from the Company, as well as the identity of the Company and the Parent, the aggregate principal amount of the Notes and issue date of the Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

*    *    *    *    *

HOU03:1282704

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

GILL RANCH STORAGE, LLC

By
Name: David A. Weber
Title: President and Chief Executive Officer

HOU03:1282704
Signature Page to Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By:  ___________________________________
Vice President

PRUCO LIFE INSURANCE COMPANY

By:  ___________________________________
Assistant Vice President

PRUCO LIFE INSURANCE COMPANY OF
  NEW JERSEY

By:  ___________________________________
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE
  AND ANNUITY COMPANY

By:           Prudential Investment Management, Inc.,
as investment manager

By:______________________________
Vice President

PRUDENTIAL ANNUITIES LIFE
   ASSURANCE CORPORATION

By:           Prudential Investment Management, Inc.,
as investment manager

By:______________________________
Vice President

HOU03:1282704

Signature Page to Note Purchase Agreement

INFORMATION RELATING TO PURCHASERS

PURCHASER SCHEDULE
Gill Ranch Storage, LLC
7.75% Senior Secured Notes due 2016

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$10,000,000	$10,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account Name: Privest Plus Account No.: P86288 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "7.75% Senior Secured Notes due 2016, Security No. INV11435, PPN 37569# AB7" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy and Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Thomas P. Donahue Telephone: (214) 720-6202

(6)	Tax Identification No.: 22-1211670

HOU03:1282704

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUCO LIFE INSURANCE COMPANY	$1,130,000	$1,130,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86192 (please do not include spaces) Account Name: Pruco Life Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to "7.75% Senior Secured Notes due 2016, Security No. INV11435, PPN 37569# AB7", and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy and Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Thomas P. Donahue Telephone: (214) 720-6202

(6)	Tax Identification No.: 22-1944557

HOU03:1282704

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY	$3,870,000	$3,870,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86202 (please do not include spaces) Account Name: Pruco Life of New Jersey Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to "7.75% Senior Secured Notes due 2016, Security No. INV11435, PPN 37569# AB7", and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company of New Jersey
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company of New Jersey c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy and Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Thomas P. Donahue Telephone: (214) 720-6202

(6)	Tax Identification No.: 22-2426091

HOU03:1282704

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION	$5,000,000	$5,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account Name: Prudential Annuities Life Assurance Corporation Account No.: P01309 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "7.75% Senior Secured Notes due 2016, Security No. INV11435, PPN 37569# AB7" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Annuities Life Assurance Corporation
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention:  Manager, Billings and Collections

(3)	Address for all other communications and notices:

Prudential Annuities Life Assurance Corporation c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy and Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Thomas P. Donahue Telephone: (214) 720-6202

(6)	Tax Identification No.: 06-1241288

HOU03:1282704

PURCHASER SCHEDULE
Gill Ranch Storage LLC
Floating Rate Senior Secured Notes due 2016

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$17,020,000	$11,630,000
$ 5,390,000
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio Account No.: P86188 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $11,630,000)

Account Name: Privest Plus Account No.: P86288 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $5,390,000)

Each such wire transfer shall set forth the name of the Company, a reference to "Floating Rate Senior Secured Notes due 2016, Security No. INV11435, PPN 37569# AA9" and the due date and application (as among principal, interest, Breakage Cost Obligation and Premium) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy and Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Thomas P. Donahue Telephone: (214) 720-6202

(6)	Tax Identification No.: 22-1211670

HOU03:1282704

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUCO LIFE INSURANCE COMPANY	$1,770,000	$1,770,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021 Account No.: P86192 (please do not include spaces) Account Name: Pruco Life Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to "Floating Rate Senior Secured Notes due 2016, Security No. INV11435, PPN 37569# AA9", and the due date and application (as among principal, interest, Breakage Cost Obligation and Premium) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy and Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Thomas P. Donahue Telephone: (214) 720-6202

(6)	Tax Identification No.: 22-1944557

HOU03:1282704

		Aggregate Principal Amount of Notes to be Purchased	Note Denomination(s)

	PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	$1,210,000	$1,210,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank New York, NY ABA No. 021000021 Account Name: PRIAC Account No. P86329 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "Floating Rate Senior Secured Notes due 2016, Security No. INV11435, PPN 37569# AA9" and the due date and application (as among principal, interest, Breakage Cost Obligation and Premium) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, NJ 07102

Telephone:  (973) 802-8107
Facsimile:   (888) 889-3832

(3)	Address for all other communications and notices:

Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Managing Director, Energy and Corporate Finance

(4)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to: Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attention: Thomas P. Donahue Telephone: (214) 720-6202

(5)	Tax Identification No.: 06-1050034

HOU03:1282704

GILL RANCH STORAGE, LLC
220 NW Second Avenue, Portland, OR 87209

INFORMATION RELATING TO COMPANY

(1)	All payments by wire transfer of immediately availablefunds to: Gill Ranch Storage, LLC Account: 4121648042 Routing: 121000248 Wells Fargo Bank 1300 SW Fifth Avenue Portland, OR 97201
(2)
All notices of payments and written confirmations ofsuch wire transfers:

Gill Ranch Storage, LLC
David A. Weber, Chief Executive Officer and President
220 NW Second Avenue 9th Floor
Portland, Oregon  97209-3991
Phone:                      (503) 226-5580
Fax:           (503) 220-2584
Email:           dave.weber@nwnatural.com

(3)
All other communications:

Gill Ranch Storage, LLC
David A. Weber, Chief Executive Officer and President
220 NW Second Avenue 9th Floor
Portland, Oregon  97209-3991
Phone:                      (503) 226-5580
Fax:           (503) 220-2584
Email:           dave.weber@nwnatural.com

With a copy to:

Northwest Natural Gas Company
220 NW Second Avenue 13th Floor
Portland, Oregon  97209-3991
Attn:  MardiLyn Saathoff, Chief Governance Officer and Corporate Secretary
Phone:                      (503) 220-2410
Fax:           (503) 721-2156
Email:           mys@nwnatural.com

HOU03:1282704

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Covenant” means any affirmative or negative covenant or similar restriction applicable to the Company (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in Section 9 or 10 of this Agreement, or related definitions in Schedule B of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in Section 9 or 10 of this Agreement, or related definitions in Schedule B of this Agreement.

“Additional Default” means any provision contained in any document or instrument creating or evidencing Indebtedness of the Company which permits the holder or holders of Indebtedness to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in Schedule B of this Agreement.

“Adjusted EBITDA” means, for any period, EBITDA minus Base Gas Lease Expense.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Person of which the Company beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement as it may be amended or supplemented from time to time.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Base Gas Lease” means the Natural Gas Lease Agreement between Redding Electric Utility and the Company, dated August 28, 2009, as amended by certain letter agreements dated October 22, 2010 and June 30, 2010.

“Base Gas Lease Expense” shall mean, for any period, all expenses, interest, prepayment charges and fees incurred under or in respect of the Bas Gas Lease.

“Blocked Person” is defined in Section 5.16(a).

“Breakage Cost Obligation” is defined in Section 8.8(b).

“Business Day” means (a) for the purposes of any payment provisions of this Agreement only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Portland, Oregon are required or authorized to be closed; provided that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” of any Person means any expenditure for fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one year that is treated as a capital expenditure under GAAP (whether or not capitalized on the books of such Person), including obligations under Capitalized Leases that would appear as liabilities on a balance sheet of such Person in accordance with GAAP.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P1 from Moody’s or an equivalent rating by any other credit rating agency of recognized national standing; (c) certificates of deposit, bankers’ acceptances and time deposits maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any commercial bank meeting the qualifications specified in clause (c) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State of the United States of America or the District of Columbia, or by any political subdivision or taxing authority of any such State or the District of Columbia, the securities of which State, the District of Columbia, political subdivision or taxing authority (as the case may be) are rated at least AA by S&P or Aa2 by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing; and (f) shares of money market mutual or similar funds having assets in excess of $500,000,000 and that invest primarily in assets satisfying the requirements of clauses (a) through (e) above.

“Change in Control” means the failure of the Ultimate Parent or a wholly-owned Subsidiary of the Ultimate Parent to own and control at least 51% of the economic and voting interests in the Company.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means, collectively the property in which a Lien is granted under the Security Documents.

“Collateral Agency Agreement” is defined in Section 4.12(c).

“Collateral Agent” means The Prudential Insurance Company of America, acting in its capacity as collateral agent for itself and the other Secured Parties under the Financing Documents, or its successor in such capacity appointed pursuant to the terms of the Collateral Agency Agreement.

“Company” means Gill Ranch Storage, LLC, an Oregon limited liability company, or any successor that becomes such in the manner prescribed in Section 10.5.

“Confidential Information” is defined in Section 20.

“Control Agreement” is defined in Section 4.12(b).

“Controlled Entity” means any of the Company’s Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“CPUC” means the California Public Utilities Commission or any successor thereto having jurisdiction over the storage of natural gas at the Facility.

“Debt Service” is defined in the Security Agreement.

“Debt Service Reserve Account” is defined in the Security Agreement.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, at any time upon the occurrence of an Event of Default and until such Event of Default has been cured or waived in writing, (A) in the case of the Fixed-Rate Notes, that rate of interest from time to time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) that rate that is the greater of (x) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Fixed-Rate Notes and (y) 2.00% over the Prime Rate, and (B) in the case of the Floating-Rate Notes, that rate of interest from time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) 2.00% per annum above the rate of interest stated in clause (a)(i) of the first paragraph of the Floating-Rate Notes with respect to Prime Loans.

“Disclosure Documents” is defined in Section 5.3.

“EBITDA” means, for any period, the sum of Net Income plus, to the extent deducted in the determination of Net Income, (i) all provisions for federal, state and other income tax of the Company, (ii) Interest Expense and (iii) provisions for depreciation and amortization; provided that there shall be excluded, without duplication, (a) any gains in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (b) any non-cash gains or losses resulting from the write-up or write-down of assets, (c) any earnings or losses of any Person acquired by the Company through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, (d) any gains from the acquisition of securities or the retirement or extinguishment of Indebtedness of the Company, (e) any gains on collections from the proceeds of insurance policies or settlements, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (g) any income or gain during such period from any change in accounting principles, from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments, or (h) any equity of the Company in the undistributed earnings (or losses) of a Person which is not a Subsidiary of the Company, which amounts referred to in the foregoing clauses (a) through (h) in the aggregate will be deducted only to the extent they are positive, in each case adjusted for Minority Interests, if any.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Abandonment” means: (a) a formal, public announcement by the Company of a decision to abandon or indefinitely defer the operation of the Facility for any reason, (b) the Company shall make any filing with the CPUC giving notice of the intent or requesting authority to abandon the operation of the Facility for any reason, or (c) the Company and the other owner or owners shall abandon the Facility for more than 30 days; provided, however, that any suspension in operation of the Facility caused by a force majeure event as defined in any Project Document shall not constitute an “Event of Abandonment” so long as the Company is diligently attempting to restart the operation of the Facility.

“Event of Default” is defined in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Facility” means the Gill Ranch natural gas storage facility and appurtenant easements located near Mendota, California in Fresno County, California.

“Financing Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Collateral Agency Agreement, and any other documents, agreements or instruments entered into in connection with any of the foregoing.

“Fixed-Rate Note” is defined in Section 1.

“Floating-Rate Note” is defined in Section 1.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)           the government of

(i)	the United States of America or any state or other political subdivision thereof, or

(ii)	any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b)	any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)	to purchase such indebtedness or obligation or any property constituting security therefor;

(b)
to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)
to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)	otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means: (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls (PCBs), (b) any chemicals, other materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import under any Environmental Law and (c) any other chemical, material, substance or waste which is now or hereafter regulated under or with respect to which liability or standards of conduct are imposed under any Environmental Law.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)	its liabilities for borrowed money, including those evidenced by notes, bonds, debentures and similar instruments, and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)
its liabilities for the deferred purchase price of property acquired by such Person (including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property but excluding accounts payable arising in the ordinary course of business);

(c)
(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases; provided that Base Gas Lease Expense shall not be considered Indebtedness;

(d)	all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)
all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)	the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)	any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indemnified Parties” is defined in Section 15.2.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” shall mean, for any period, the sum (without duplication) of (i) all interest, prepayment charges and fees incurred (whether paid or accrued) in respect of any Indebtedness of the Company (including imputed interest in respect of obligations under Capital Leases, net costs of Swap Contract transactions and all fees, commissions and discounts owed with respect to letters of credit and bankers’ acceptance financing) deducted in determining Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Net Income for such period, plus (ii) all debt discount and expense amortized or required to be amortized in the determination of Net Income for such period plus (iii) dividends in respect of mandatorily redeemable Preferred Stock required to be paid in cash.  For the avoidance of doubt, Interest Expense includes Base Gas Lease Expense.

“Interest Period” shall mean, (i) as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan or on the last day of the immediately preceding Interest Period applicable thereto, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one or three months thereafter, in each case as the Company may specify or be deemed to specify, and (ii) as to any Prime Loan, the period commencing on the date of such Prime Loan or on the last day of the immediately preceding Interest Period applicable thereto, as the case may be, and ending on the earlier of (a) the March 31, June 30, September 30 and December 31, as applicable, next succeeding such commencement date and (b) the date, if any, that such Prime Loan is converted to a LIBOR Loan or LIBOR Loans; provided, however, that (x) if any Interest Period pertaining to a LIBOR Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) if any Interest Period pertaining to a Prime Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day.  Interest shall accrue from and including the first day of an Interest Period to but excluding the earlier of (1) the last day of such Interest Period and (2) the day on which the applicable Loan is repaid or prepaid in full.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any other sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business) and (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person.

“Joint Project Agreement” means the Joint Project Agreement, dated as of January 31, 2008, between the Company and PG&E, as amended as of February 29, 2008, as further amended as of March 31, 2008, as further amended as of August 20, 2010 and as further amended, restated, supplemented or otherwise modified from time to time

“LIBO Rate” shall mean for each Interest Period for any LIBOR Loan, the greater of (i)(a) the interest rate per annum for deposits in U.S. dollars with a maturity most nearly comparable to the applicable Interest Period which appears on the display designated as “Page BBAM1” on Bloomberg Financial Markets (or such other display as may replace Page BBAM1 on Bloomberg Financial Markets) as of 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, or (b) if such rate ceases to be reported in accordance with the above definition on Bloomberg Financial Markets, the arithmetic mean of the rates per annum at which deposits in U.S. dollars are offered by the principal London offices of the Reference Banks at approximately 11:00 a.m. (London time), on the day that is two Business Days before the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period, commencing on the first day of such Interest Period, and in an amount comparable to such Loan and (ii) 1.50% per annum.  This arithmetic mean shall be determined on the basis of the quotations of the applicable rate requested of each of the Reference Banks by, and furnished to, the holders of Notes, provided that if fewer than two quotations are provided as requested, the rate per annum shall equal the arithmetic mean of the rates quoted by major banks in New York City, selected by the Purchasers, at approximately 11:00 a.m. (New York City time) on the first day of the Interest Period for loans in U.S. dollars to leading European banks for a period equal to such Interest Period, commencing on the first day of such Interest Period, and in an amount comparable to such Loan.

“LIBOR Loan” shall mean a principal amount outstanding from time to time under any Floating-Rate Note that bears interest at the LIBO Rate.

“Lien” means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, minimum or compensating deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof (including Capital Leases), and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

“Loan” means a LIBOR Loan or a Prime Loan.

“Loan Type” means, as to any Loan, its character as a LIBOR Loan or a Prime Loan.

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company.

“Material Customer Contract” means any contract or agreement between the Company and a third party providing for the sale of natural gas storage in consideration of payments of amounts in excess of $1,000,000 per year.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company, (b) the ability of the Company or the Parent to perform their respective obligations under the Financing Documents to which each is a party, (c) the validity or enforceability against the Company or the Parent of the Financing Documents to which each is a party or (d) the rights and remedies of the Collateral Agent or the holders under the Financing Documents.

“Material Project Documents” means, collectively, the PG&E Contracts, the Base Gas Lease and the Material Customer Contracts.

“Minimum Debt Service Reserve Requirement” shall mean $4,000,000, as of the Closing.  After the Closing, the Minimum Debt Service Reserve Requirement shall be reduced by an amount equal to 10% of the principal amount of any prepayments of the Notes pursuant to Section 8.

“Minority Interests” shall mean any capital Securities of a Subsidiary (other than directors’ qualifying shares as required by law) that are not owned by the Company or a wholly owned Subsidiary of the Company.

“Moody’s” means Moody’s Investor Service, Inc. and its successors.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Income” means for any period the net income of the Company after tax as recorded on the financial statements of the Company and determined in accordance with GAAP.

“Net Worth” means an amount equal to the consolidated equity of the Company.

“Notes” is defined in Section 1.

“NGA” means the Natural Gas Act, as heretofore and hereafter amended, and codified at 15 U.S.C. §717 et seq.

“Obligation” means any loan, advance, debt, liability, and obligation of performance, howsoever arising, owed by the Company to the Collateral Agent or the holders of the Notes, of any kind or description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Agreement, any Note or any of the other Financing Documents, including all principal, interest, Make-Whole Amounts, Premiums, Breakage Cost Obligations, fees, charges, expenses, attorneys’ fees, consultants’ fees  and accountants’ fees payable or reimbursable by the Company under this Agreement or any of the other Financing Documents.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Officer’s Certificate” means a certificate, on behalf of the Company, executed by a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Project Documents” means any contracts or agreements, other than the Material Project Documents, entered into by the Company from time to time relating to the operation and maintenance of the Facility.

“Parent” means NW Natural Gas Storage, LLC, an Oregon limited liability company.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Closing Distributions” is defined in Section 5.14(ii).

“Permitted Indebtedness” means:

(a) Indebtedness listed on Schedule 5.15; and

(b) Indebtedness (including Capital Leases) incurred to finance (as purchase money or otherwise) the acquisition of property; provided that the aggregate amount of such Indebtedness (including Capital Leases) shall not exceed $2,000,000.

“Permitted Investments” means:

(a)           Investments in property to be used in the ordinary course of business of the Company;

(b)           Investments in current assets arising from the sale of goods or services in the ordinary course of business of the Company; and

(c)           any Investment in cash or Cash Equivalents.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“PG&E” means Pacific Gas and Electric Company.

“PG&E Contracts” means, collectively, (i) the Joint Project Agreement, (ii) the Operator Agreement, dated as of January 31, 2008, between the Company and PG&E, as amended as of August 20, 2010 and as further amended, restated, supplemented or otherwise modified from time to time and (iii) the Operating and Balancing Agreement, dated as of February 2, 2009, between the Company and PG&E, as amended, restated, supplemented or otherwise modified from time to time.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” is defined in Section 4.12(d).

“Pledged Collateral” is defined in the Pledge Agreement.

“Pledged Membership Interests” is defined in the Pledge Agreement.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Premium” means, with respect to any Floating-Rate Note (a) that has become or is declared to be immediately due and payable pursuant to Section 12.1 (i) on or before November 30, 2012, an amount equal to 4.00% of the principal of such Note, (ii) after November 30, 2012 and on or before November 30, 2013, an amount equal to 2.00% of the principal of such Note and (iii) after November 30, 2013 and on or before November 30, 2014, an amount equal to 1.00% of the principal of such Note, or (b) that is being prepaid pursuant to Section 8.2(b) or Section 8.3(e) (i) after November 30, 2012 and on or before November 30, 2013, an amount equal to 2.00% of the principal of such Note being prepaid, and (ii) after November 30, 2013 and on or before November 30, 2014, an amount equal to 1.00% of the principal of such Note being prepaid.

“Prime Loan” shall mean a principal amount outstanding from time to time under any Floating-Rate Note that bears interest at the Prime Rate.

“Prime Rate” shall mean, with respect to any Prime Loan, a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal on any given day to the greater of (i) the rate of interest most recently announced in New York City by JPMorgan Chase Bank, N.A. (or if such rate of interests shall not be available from JPMorgan Chase Bank, N.A., then Bank of America, N.A.) as its U.S. dollar prime commercial lending rate (the “Reference Rate”) and (ii) 2.50%.  The Prime Rate shall automatically fluctuate, without special notice to the Company or any other Person, upward and downward as and in the amount by which the Reference Rate shall fluctuate.  The Reference Rate is set by JPMorgan Chase Bank, N.A. or Bank or America, N.A., as applicable, as a general reference rate of interest, taking into account such factors as JPMorgan Chase Bank, N.A. or Bank or America, N.A., as applicable,  may deem appropriate.  The Reference Rate is not necessarily the lowest or best rate actually charged to any customer, and such rate may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general.  JPMorgan Chase Bank, N.A. or Bank or America, N.A., as applicable, may make various business or other loans at rates of interest having no relationship to the Reference Rate.  Without notice to the Company or any other Person, the Reference Rate shall change automatically from time to time, as determined by JPMorgan Chase Bank, N.A. or Bank of America, N.A., as applicable.

“Project” means the Company’s 75% undivided interest in the Facility.

“Project Documents” means, collectively, the Material Project Documents and the Other Project Documents.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Change in Control Prepayment Date” is defined in Section 8.3(c).

“Prudent Industry Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the natural gas storage facilities in the United States of America of a type and size similar to the Facility during the relevant period of time or that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, would have reasonably been expected to accomplish the desired result consistent with good business practices, reliability, safety and expedition.  “Prudent Industry Practice” is not intended to be limited to the optimum practices, methods, equipment specifications or acts to the exclusion of all others, but rather is intended to encompass a range of acceptable practices, methods and standards generally accepted within the industry and used by natural gas storage facilities in the United States of America of a type and size similar to the Facility during the relevant period of time to accomplish the desired results, having due regard for, among other things, manufacturers’ warranties, contractual obligations, the requirements or guidance of any Governmental Authority, Governmental Rule and applicable operating guidelines and rules of the CPUC.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Reference Banks” means four major banks in the London interbank market selected by the Required Holders.

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means (i) the declaration or payment of any distribution or dividend on, or the incurrence of any liability to make any other payment or distribution in respect of equity of the Company or (ii) any distribution on account of the purchase, redemption or other retirement of any such equity; provided that the Permitted Closing Distributions shall not constitute Restricted Payments.

“Restricted Payment Date” is defined in Section 10.2(b).

“S&P” means Standard & Poor’s Rating Services and its successors.

“Sale-and-Leaseback Transaction” means a transaction or series of transactions pursuant to which the Company shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company shall rent or leases as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Parties” means, collectively, the holders from time to time and the Collateral Agent.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Securities Intermediary” is defined in the Security Agreement.

“Security Documents” means the Security Agreement, the Control Agreement, the Pledge Agreement and any other security documents, financing statements and the like filed or recorded in connection with the foregoing.

“Senior Financial Officer” means the chief executive officer, the president, the chief financial officer, principal accounting officer or vice president and treasurer of the Company.

“Source” is defined in Section 6.2.

“Solvent” means, with respect to any Person as of the date of any determination, that on such date (i) the fair value of the property of such Person (both at fair valuation and at present fair saleable value) is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

“Successor Company” is defined in Section 10.5(a).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tangible Net Worth” means Net Worth less, without duplication, (i) all intangible items, including, without limitation, goodwill, licenses, organizational expense, unamortized debt discount and expense carried as an asset and any write-up in the book value of assets, (ii) net gains or losses attributed to cumulative translation adjustments and (iii) Minority Interests.

“Transaction Documents” means, collectively, the Financing Documents and the Material Project Documents.

“Ultimate Parent” means Northwest Natural Gas Company, an Oregon corporation.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

HOU03:1282704                                                             Schedule B
(to Note Purchase Agreement)

EXHIBIT A-1

[FORM OF FIXED-RATE NOTE]

GILL RANCH STORAGE, LLC

7.75% SENIOR SECURED NOTE DUE NOVEMBER 30, 2016

No. RA-[_____]                                                                                                                               [Date]
$ [_______]                                                                                                                 PPN 37569# AB7

FOR VALUE RECEIVED, the undersigned, GILL RANCH STORAGE, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Oregon, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on November 30, 2016 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the rate of 7.75% per annum from the date hereof, payable quarterly, on the last day of February, May, August and November in each year, commencing with the last day of February, May, August or November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the main office of JPMorgan Chase Bank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 7.75% Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of November 30, 2011 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.  This Note is secured by the Security Documents and is entitled to the benefits thereof.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

GILL RANCH STORAGE, LLC

By
Name:
Title:

HOU03:1282704                                                           Exhibit A-1-1

EXHIBIT A-2

[FORM OF FLOATING-RATE NOTE]

GILL RANCH STORAGE, LLC

FLOATING-RATE SENIOR SECURED NOTE DUE NOVEMBER 30, 2016

No. RB-[_____]                                                                                                                               [Date]
$ [_______]                                                                                                                PPN 37569# AA9

FOR VALUE RECEIVED, the undersigned, GILL RANCH STORAGE, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Oregon, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________]DOLLARS (or so much thereof as shall not have been prepaid) on November 30, 2016, with interest (computed on the basis of (x) a year of 360 days for the actual number of days elapsed with respect to LIBOR Loans and (y) a year of 365 or 366 days for the actual number of days elapsed with respect to Prime Loans) payable in arrears on the last day of each applicable Interest Period and as otherwise provided in the Note Purchase Agreement referred to below, until the principal hereof shall have become due and payable (a) on the unpaid balance hereof at the rate of (i) with respect to Prime Loans, the Prime Rate plus 4.50% and (ii) with respect to LIBOR Loans, the LIBO Rate plus 5.50% and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on the principal balance hereof and any overdue payment of any Premium and Breakage Cost Obligations at the Default Rate, payable on the last day of each applicable Interest Period as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Premium and Breakage Cost Obligations with respect to this Note are to be made in lawful money of the United States of America at the main office of JPMorgan Chase Bank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Floating-Rate Senior Secured Notes (herein called the "Notes"), issued pursuant to the Note Purchase Agreement, dated as of November 30, 2011 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.  This Note is secured by the Security Documents and is entitled to the benefits thereof.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Premium and Breakage Cost Obligation) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

GILL RANCH STORAGE, LLC

By
Name:
Title:

HOU03:1282704                                                           Exhibit A-2-1

EXHIBIT 4.4(a)

FORM OF COMPOSITE OPINION OF COMPANY COUNSEL

Matters To Be Covered in
Opinion of Counsel to the Company and the Parent

As used herein, “Opinion Parties” means, collectively, the Company and the Parent.

The Opinion Parties being limited liability companies validly existing under the laws of the State of Oregon.

The Company having requisite power and authority as a limited liability company to issue and sell the Notes and to execute, deliver and perform this Agreement, the Notes and each other Financing Documents to which it is a party.

The Parent having requisite power and authority as a limited liability company to execute, deliver and perform the Collateral Agency Agreement and the Pledge Agreement.

The Company being of active status and registered to transact intrastate business as a foreign limited liability company in appropriate jurisdictions, including in the State of California.

Due authorization, execution, delivery and performance by the Opinion Parties of the Financing Documents to which each is a party and such documents being legal, valid, binding and enforceable in accordance with its terms under the laws of the State of New York and applicable federal law.

A state or federal court sitting in either (i) the State of California and applying California choice of law rules or (ii) the State of Oregon and applying Oregon choice of law rules, would give effect to the provisions of the Financing Documents selecting the laws of New York as governing law.  If, notwithstanding the opinion expressed in the preceding sentence, the substantive laws of the State of California or the State of Oregon were to govern the validity, construction and enforceability of the Financing Documents, the Financing Documents would constitute valid obligations of the Opinion Party that is a party thereto, legally binding upon and enforceable against such Opinion Party in accordance with their respective terms.  If, notwithstanding the opinion expressed in the first sentence of this paragraph, the Uniform Commercial Code of the State of California or the Uniform Commercial Code of the State of Oregon were to govern the creation of security interests under any of the Security Documents, such Security Document would create valid security interests in that portion of the Collateral in which a security interest can be created under the Uniform Commercial Code as in effect in the State of California or the State of Oregon, as the case may be.

Execution and delivery of the Financing Documents and the consummation by the Opinion Parties of transactions contemplated thereby not violating or constituting a default under certificates of formation, limited liability company agreements, laws, rules, regulations or other material agreements.

All consents, approvals, waivers, licenses, authorizations or actions by or filing with any Governmental Authority (including, without limitation, the CPUC and any other California utility regulatory authority) or any third party required (i) for the Company to issue and sell the Notes, (ii) for the Opinion Parties to execute and deliver the Financing Documents and to close the transactions contemplated thereby and (iii) for the transfer of the membership interests of the Parent in the Company in the event of the exercise by the Collateral Agent of remedies in respect of the Pledged Collateral under the Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally), having been obtained.

Perfection of security interests in Uniform Commercial Code-governed Collateral under the Security Documents.

The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

No violation of Regulations T, U or X of the Federal Reserve Board.

No Opinion Party being an “investment company”, or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended.

The opinion shall expressly state that it is delivered at the request of the Opinion Parties pursuant to Section 4.4(a) of the Agreement with the understanding that the Purchasers are purchasing the Notes in reliance thereon and may be relied upon by each subsequent holder of Notes that is an Institutional Investor.

HOU03:1282704                                                          Exhibit 4.4(A)

FORM OF SECURITY AGREEMENT

HOU03:1282704                                                              Exhibit B

EXECUTION COPY
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 30, 2011, is made by GILL RANCH STORAGE, LLC, an Oregon limited liability company (the “Grantor”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the benefit of itself in such capacity and of the Noteholders (as hereinafter defined) under that certain Intercreditor and Collateral Agency Agreement, dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Collateral Agent, the Noteholders, the Grantor and the Parent (as defined therein).

RECITALS

A.           The Grantor, The Prudential Insurance Company of America and any other Purchasers (defined therein) party thereto are entering into a Note Purchase Agreement, dated as of even date herewith (as the same may be modified, amended, supplemented, joined or restated in accordance with its terms, including any extensions, renewals, increases and replacements thereof, the “Note Agreement”), pursuant to which the Grantor will issue and the Purchasers (the Purchasers and their respective successors and assigns, and any other holders from time to time of the Notes described below are referred to herein as the “Noteholders”) will purchase the 7.75% Senior Secured Notes due November 30, 2016 and the Floating-Rate Senior Secured Notes due November 30, 2016 in the aggregate principal amount of $40,000,000 (together with any notes given in substitution, or exchange, or in modification, renewal, rearrangement or extension, in whole or in part, for the notes described in the foregoing, the “Notes”).

B.           It is a condition precedent to the agreement of the Noteholders to accept and purchase the Notes that this Agreement shall have been executed and delivered by the Grantor and shall be in full force and effect.

C.           The Grantor has determined that the execution, delivery and performance of this Agreement to be in the best interests of the Grantor.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Noteholders to enter into the Note Agreement and to accept and purchase the Notes to be issued to the Noteholders thereunder on the date hereof, the Grantor hereby covenants and agrees with the Collateral Agent as follows:

Section 1. Defined Terms and Related Matters.

(a) Capitalized terms used and not otherwise defined herein that are defined in the Note Agreement shall have the respective meanings specified therein.  Terms defined in the singular include the plural and terms defined in the plural include the singular.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c) Unless otherwise defined herein or in the Note Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of New York as in effect from time to time (the “UCC”), are used herein as therein defined.

(d) Should any Event of Default under the Note Agreement occur and be continuing, the same shall constitute an Event of Default under this Agreement (an “Event of Default”).

(e) “Control Agreement” means the securities account control agreement, dated as of the date hereof, among the Grantor, Wells Fargo Securities, LLC, as the Securities Intermediary (in such capacity, the “Securities Intermediary”), and the Collateral Agent, in respect of the Debt Service Reserve Account, in form and substance reasonably satisfactory to the Collateral Agent.

(f) “Debt Service” means, for any period, all payments (including optional and mandatory prepayments) of principal, interest, fees, expenses or other charges, including any Make-Whole Amounts, Premiums or Breakage Cost Obligations, due and payable, or projected to be due and payable, by the Grantor in respect of all Obligations in such period.

(g) “Debt Service Reserve Account” means the securities account established in the name of the Grantor at the Securities Intermediary with securities account number 13013305.

(h) “Disbursement Requisition” means a requisition in the form attached as Exhibit A executed by a Senior Financial Officer of the Grantor.

(i) “Permitted Investment” means any (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P1 from Moody’s or an equivalent rating by any other credit rating agency of recognized national standing; (c) certificates of deposit, bankers’ acceptances and time deposits maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any commercial bank meeting the qualifications specified in clause (c) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State of the United States of America or the District of Columbia, or by any political subdivision or taxing authority of any such State or the District of Columbia, the securities of which State, the District of Columbia, political subdivision or taxing authority (as the case may be) are rated at least AA by S&P or Aa2 by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing; and (f) shares of money market mutual or similar funds having assets in excess of $500,000,000 and that invest primarily in assets satisfying the requirements of clauses (a) through (e) above.

Section 2. Security Interest.  The Grantor hereby grants to the Collateral Agent a lien on and security interest in all of the Grantor’s rights, titles, interests and privileges in and to (a) the Debt Service Reserve Account, (b) all financial assets credited to the Debt Service Reserve Account, (c) all security entitlements with respect to the financial assets credited to the Debt Service Reserve Account, (d) any and all other investment property or assets from time to time maintained or recorded in the Debt Service Reserve Account and (e) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds (collectively, “Collateral”)

Section 3. Security for Obligations.  The lien and security interest granted in this Agreement secure: (a) the full and prompt payment of the principal of, any Make-Whole Amounts, Premium or Breakage Cost Obligations, and interest on, and all other amounts due with respect to the Notes from time to time outstanding, as and when such amounts shall become due and payable in accordance with the Note Agreement, whether by lapse of time, upon redemption, prepayment or purchase, by extension or by acceleration or declaration or otherwise (including, without limitation, (i) interest due at the Default Rate on any amount due hereunder and as provided under the Note Agreement or under any other Financing Document and (ii) interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); (b) the full and prompt payment, performance and observance by the Grantor and any other Person (other than the Noteholders or the Collateral Agent or their respective agents or representatives) of all obligations, covenants, indemnifications, conditions and agreements contained in any of the Financing Documents; and (c) the full and prompt payment of the indemnities of the Grantor contained in each of the Financing Documents and of all costs and expenses due and payable pursuant to Section 15.1 of the Note Agreement (all such obligations, covenants, conditions and agreements described in the foregoing clauses (a), (b) and (c) being hereinafter collectively referred to as the “Secured Obligations”).

Section 4. Formalities.

(a) The Grantor and the Collateral Agent shall, concurrently with entry into this Agreement, enter into the Control Agreement with the Securities Intermediary, pursuant to which Collateral Agent shall be entitled, in accordance with the terms hereof and of the Collateral Agency Agreement, at any time to give the Securities Intermediary instructions as to the withdrawal or disposition of funds or other Collateral from time to time credited to or carried in the Debt Service Reserve Account, or as to any other matters relating to the Debt Service Reserve Account or the Collateral, without the further consent of the Grantor, and the Grantor shall not be entitled to give any such instructions, except with respect to Permitted Investments held in the Debt Service Reserve Account in accordance with Section 7(b).

(b) In addition to clause (a) above, the Grantor shall promptly take all actions required to perfect the security interest of the Collateral Agent in the Collateral (whether now owned or hereafter acquired) under applicable law (including, in any event, under the provisions of Article 8 or 9 of the UCC, as applicable) and agrees to take such actions as the Collateral Agent reasonably deems necessary to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder.

(c) The Grantor shall take all actions required to maintain at all times the Debt Service Reserve Account as a securities account and to cause the Securities Intermediary to treat all assets credited to or carried in the Debt Service Reserve Account as financial assets.

(d) The Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  For the avoidance of doubt, it shall be the primary responsibility of the Grantor to perfect and to maintain the perfection of the security interest in the Collateral.

Section 5. Representations, Warranties and Covenants.  The Grantor represents, warrants and covenants as of the date hereof (and as to Collateral hereafter acquired, as of the date of each such acquisition) as follows:

(a) The Grantor is the legal and beneficial owner of the Collateral, free and clear of any Lien (except the Liens created hereunder), and the Grantor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interests in or to the Collateral, nor has the Grantor entered into any securities account control agreement pursuant to which the Securities Intermediary is required to comply with instructions or entitlement orders from any other Person as to the disposition of funds from the Debt Service Reserve Account or other dealings with the Collateral, other than from the Collateral Agent as contemplated herein and in the Control Agreement.

(b) Upon the filing of a UCC-1 financing statement in the governmental office(s) set forth on Schedule A attached hereto, all filings, registrations and recordings necessary to create, preserve, protect and perfect the security interest granted by the Grantor to the Collateral Agent hereby in respect of the Collateral will have been accomplished, and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens or adverse claims, and will be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code, or other relevant law as enacted in any relevant jurisdiction, to perfected security interests.

(c) This Agreement creates a valid and continuing lien on, and security interest in, the Collateral, including, without limitation, the Grantor’s interest in all after-acquired property included in the Collateral and acquired after the date hereof, securing the Secured Obligations.

(d) No consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than in the case of clause (iii) below, the Securities Intermediary) is required: (i) for the valid execution, delivery and performance by the Grantor of this Agreement; (ii) for the pledge by the Grantor of a security interest in the Collateral; or (iii) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(e) The execution, delivery and performance by the Grantor of this Agreement has been duly authorized by all necessary limited liability company action on the part of the Grantor.  This Agreement has been duly executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(f) The Grantor covenants and agrees that it will defend the Collateral Agent’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Grantor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Collateral Agent.

(g) No portion of the Collateral is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Grantor by any Person with respect thereto.

(h) The Grantor will not sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, grant a security interest in or otherwise encumber any of the Collateral or any interest therein, or enter into any securities account control agreement pursuant to which the Securities Intermediary is required to comply with instructions or entitlement orders from any Person other than the Collateral Agent as to the disposition of funds from the Debt Service Reserve Account or other dealings with the Collateral (except with respect to Permitted Investments held in the Debt Service Reserve Account in accordance with Section 7(b)) or suffer any of the same to exist; and any sale, assignment, option, pledge, security interest or other encumbrance or securities account control agreement or disposition of any nature whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of the Collateral Agent, shall forthwith be canceled or satisfied by an appropriate instrument in writing.

(i) There are no currently effective financing statements covering any property which is now or hereafter may be included in the Collateral, and the Grantor will not, without the prior written consent of the Collateral Agent, authorize or authenticate any such financing statements after the date hereof, and there will not ever be on file in any public office, any financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Collateral Agent.

(j) The Grantor shall give the Collateral Agent prompt notice of any claim relating to the Collateral.  The Grantor shall deliver to the Collateral Agent a copy of each written demand, notice or document received by it which may adversely affect the Collateral Agent’s interest in the Collateral promptly upon, but in any event within five Business Days after, the Grantor’s receipt thereof.

(k) The principal place of business of the Grantor and the sole location where the records of the Grantor with respect to the Collateral are kept are located at the address set forth for the Grantor on Schedule B attached hereto.

(l) The jurisdiction of organization and organizational number of the Grantor is as set forth on Schedule B attached hereto.  As of the date hereof, the Grantor does not have or operate under, nor has it had or operated under, in any jurisdiction at any time within 5 years prior to the Closing, any name except its legal name as set forth on the signature pages hereto or such other names specified on Schedule B attached hereto, nor has the Grantor ever been organized under the laws of any jurisdiction other than the jurisdiction specified on Schedule B attached hereto.  The Grantor shall not change its legal name, assume or operate in any jurisdiction under any trade, fictitious or other name or change its jurisdiction of organization unless (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its commencing to do so, clearly describing such new name and the jurisdictions in which such new name shall be used or such new jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name or jurisdiction of organization, it shall have taken all reasonable action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

Section 6. Further Assurances; Supplements.

(a) The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents (including, without limitation, financing or continuation statements, or amendments thereto), and take all further action that may be reasonably necessary or that the Collateral Agent or the Required Holders may reasonably request, in order to perfect and protect any Lien or security interest granted or purported to be granted by the Grantor under this Agreement, including, without limitation, with respect to any additional Collateral acquired hereafter by the Grantor or to enable the Collateral Agent to exercise and enforce rights and remedies hereunder.  The Grantor hereby authorizes the Collateral Agent, at the expense of the Grantor (including the reasonable fees and expenses of counsel to the Collateral Agent), to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, in such form and in such filing offices as the Collateral Agent shall determine to be appropriate, without the signature of the Grantor where permitted by law.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  The Grantor agrees, with respect to any financing statement, to file (at the expense of the Grantor, including the reasonable fees and expenses of counsel to the Collateral Agent) all continuation statements or amendments where failure to so file could reasonably be expected to result in the lapse of such financing statement at any time.

(b) The Grantor will defend the title to the Collateral and the Liens of the Collateral Agent thereon against the claim of any Person and will maintain and preserve such Liens at all times hereafter.

Section 7. The Debt Service Reserve Account.

(a) Deposits into the Debt Service Reserve Account.  On the date of the Closing, the Grantor will deposit the Minimum Debt Service Reserve Requirement into the Debt Service Reserve Account.  Thereafter, (i) on each date on which Debt Service other than in respect of payments of interest is due and owing and on which the Collateral Agent instructs the Securities Intermediary to make a withdrawal from the Debt Service Reserve Account in accordance with Section 7(c)(i), (ii) within five days of the date on which Debt Service in respect of payments of interest is due and owing and on which the Collateral Agent instructs the Securities Intermediary to make a withdrawal from the Debt Service Reserve Account in accordance with Section 7(c)(i) or (iii) on any other date on which the balance in the Debt Service Reserve Account is less than the Minimum Debt Service Reserve Requirement as a result of any loss, fee, tax or other charge resulting from any Permitted Investments held in the Debt Service Reserve Account in accordance with Section 7(b), the Grantor shall deposit into the Debt Service Reserve Account any funds necessary to cause the amount credited to the Debt Service Reserve Account to equal the then applicable Minimum Debt Service Reserve Requirement.  For the avoidance of doubt, if the Grantor complies with the provisions of clauses (i) and (ii) above, the payment to the Noteholders of Debt Service due and owing from withdrawals from the Debt Service Reserve Account will not result in an Default or Event of Default under either the Note Purchase Agreement or this Agreement.

(b) Permitted Investments.  The Grantor may instruct the Securities Intermediary to invest property from time to time credited to the Debt Service Reserve Account in Permitted Investments, in accordance with the procedures set forth in the Control Agreement.  For purposes of any income tax payable on account of income or gain on Permitted Investments, such income or gain will be for the account of the Grantor.  All earnings and losses on any investments shall be credited or debited, as applicable, to the Debt Service Reserve Account.  The Collateral Agent will not be liable or responsible for any loss or diminution in value in connection with or relating to the Permitted Investments.

(c) Withdrawals from the Debt Service Reserve Account.

(i) On each date on which Debt Service is due and owing, to the extent not otherwise paid to the Noteholders on such date, the Collateral Agent shall instruct (at the written direction of the Required Holders), the Securities Intermediary to withdraw from the Debt Service Reserve Account and transfer to the Noteholders any remaining Debt Service then due and owing to such Noteholders, such transfer to such Noteholders to be on a basis consistent with the second and third clauses of Section 2.6 of the Collateral Agency Agreement.

(ii) At any time when an Event of Default has occurred and is continuing, the Collateral Agent shall instruct (in accordance with the directions of the Required Holders) the Securities Intermediary as to the disposition or investment of the amount credited to the Debt Service Reserve Account.

(iii) Unless a Default or Event of Default exists or would result from the payment requested in a Disbursement Requisition contemplated herein, to the extent the amount credited to the Debt Service Reserve Account on any date exceeds the Minimum Debt Service Reserve Requirement as a result of (x) any reductions in the Minimum Debt Service Reserve Requirement due to any prepayment of the principal amount of the Notes pursuant to Section 8 of the Note Agreement or (y) any income or gain on any Permitted Investment held in the Debt Service Reserve Account in accordance with Section 7(b), the Grantor may deliver a Disbursement Requisition to the Collateral Agent, with a copy to the Noteholders, and upon the determination of the Required Holders that no Default or Event of Default exists at such time or will result from the payment requested in such Disbursement Requisition (or at such later time when any such Default or Event of Default shall have been cured, waived or is no longer continuing), the Collateral Agent shall instruct the Securities Intermediary to withdraw from the Debt Service Reserve Account the amount requested in such Disbursement Requisition (or such lesser amount as the Required Holders may determine) and to deposit such withdrawn amount as requested in such Disbursement Requisition.

(iv) Any Disbursement Requisition delivered by the Grantor to the Collateral Agent must (A) be delivered to the Collateral Agent (c/o Prudential Capital Group, at 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, Attention: Managing Director, Energy and Corporate Finance), with a copy to the Noteholders at such addresses specified in Section 18 of the Note Agreement, at least three Business Days prior to the date specified therein for a requested withdrawal and transfer of funds and (B) be in the form of Exhibit A attached hereto and contain all information requested in such form.

Section 8. Collateral Agent Appointed Attorney-in-Fact.  The Grantor hereby irrevocably designates, makes, constitutes and appoints the Collateral Agent the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in connection with the Collateral;

(b) upon the occurrence and during the continuance of an Event of Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

(c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any contract or agreement included in the Collateral or the rights of the Collateral Agent with respect to any of the Collateral.

Section 9. Collateral Agent May Perform.  If the Grantor fails to perform any agreement contained herein, the Collateral Agent may, but shall not be required to, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor, together with interest thereon at the Default Rate, to the Collateral Agent on demand and shall constitute obligations secured hereby.

Section 10. Collateral Agent’s Duties.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 11. Remedies.  If any Event of Default shall have occurred and be continuing:

(a) Upon the instruction of the Required Holders, in accordance with the provisions of the Collateral Agency Agreement, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or in the Collateral Agency Agreement or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral), or under the laws of any other applicable jurisdiction.  The Grantor confirms that the Collateral of the types described in clauses (a) through (d) of the definition of “Collateral” in Section 2 hereof, other than deposit account collateral, is of a type customarily sold on a recognized broker’s board or recognized securities exchange.  Accordingly, the Collateral Agent may also, without notice, sell the Collateral or any part thereof in one or more parcels at any recognized broker’s board or on any recognized securities exchange, for cash, on credit or for future delivery, or in any other commercially reasonable manner.  The Collateral Agent shall not be obligated to make any sale of Collateral.

(b) Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to the Collateral Agency Agreement) in whole or in part by the Collateral Agent against all or any part of the Secured Obligations pursuant to the Collateral Agency Agreement.  Upon receipt by the Collateral Agent of written instructions (including wiring instructions), any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All rights and remedies of the Collateral Agent expressed herein are in addition to all other rights and remedies possessed by the Collateral Agent in the other Security Documents or any other agreement or instrument relating to the Secured Obligations at law, in equity or otherwise.

Section 12. Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantor in accordance with the Collateral Agency Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 13. Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing and sent by first-class mail or nationwide overnight delivery service (with charges prepaid), and (i) if to a Noteholder, addressed to it at the address specified for such communications in Section 18 of the Note Agreement, or at such other address as such Noteholder shall have specified to the Grantor and the Collateral Agent in writing; (ii) if to the Collateral Agent addressed to it in such capacity at The Prudential Insurance Company of America, c/o Prudential Capital Group, at 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, Attention: Managing Director, Energy and Corporate Finance, or at such other address as the Collateral Agent shall have specified to each Noteholder and the Grantor in writing; and (iii) if to the Grantor, addressed to it at Gill Ranch Storage, LLC, at 220 N.W. Second Avenue, 9th Floor, Portland, Oregon 97209, Attention: President and Chief Executive Officer, with a copy to Northwest Natural Gas Company, 220 NW Second Avenue, 13th Floor, Portland, Oregon  97209-3991, Attn:  MardiLyn Saathoff, Chief Governance Officer and Corporate Secretary, or at such other address as the Grantor shall have specified to each Noteholder and the Collateral Agent in writing.

Section 14. Lien and Security Interest Absolute. All rights of the Collateral Agent and the pledge, assignment, lien and security interest hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of the Note Agreement, the Notes or any other Financing Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note Agreement, the Notes or any other Financing Document;

(c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty of all or any of the Secured Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Grantor or any other Person;

(e) any change, restructuring or termination of the limited liability company or other organizational structure or existence of the Parent, any of its Subsidiaries (including the Grantor), the Collateral Agent or any Noteholder; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor or any other grantor of a security interest.

Section 15. Continuing Lien and Security Interest.

(a) This Agreement shall create a continuing lien on and security interest in the Collateral and shall: (i) remain in full force and effect until the payment in full in cash and performance in full of the Secured Obligations; (ii) be binding upon the Grantor and its successors and assigns; and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent and its successors, transferees and assigns, under the terms of the Collateral Agency Agreement or otherwise.  Without limiting the generality of the foregoing clause (iii), the Collateral Agent may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any co-agent, co-trustee, additional or substitute agent or trustee appointed in accordance with the provisions of the Collateral Agency Agreement, and such Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to the Collateral Agent.  Upon the payment in full in cash and performance in full of the Secured Obligations, the Grantor shall be entitled to the termination of the Control Agreement, upon its request and at its expense.  Upon any such request by the Grantor, the Collateral Agent will execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination and to effect the release of the security interest in the Collateral granted hereby.

(b) The Grantor agrees that to the extent that, after payment in full of the Secured Obligations, such payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then the Lien and security interest in the Collateral created hereunder shall be revived, reinstated and continued in full force and effect, as if said payment had not been made.  The Lien and security interest in the Collateral created hereunder shall not be released or discharged by any payment to any Noteholder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

Section 16. Waiver of Marshalling.  All rights of marshalling of assets of the Grantor, including, without limitation, any such right with respect to the Collateral, are hereby waived by the Grantor.

Section 17. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any applicable jurisdiction shall not invalidate or render unenforceable such provision in any other applicable jurisdiction.  Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 18. Captions.  The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

Section 19. No Waiver; Remedies.  No failure on the part of the Collateral Agent or the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 20. GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  This Agreement may not be changed orally, but (subject to the provisions of Section 12) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Section 21. WAIVER OF JURY TRIAL; Consent to Jurisdiction; Waiver of Immunities.

(a) WAIVER OF JURY TRIAL.  THE GRANTOR AND THE COLLATERAL AGENT AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE GRANTOR AND THE COLLATERAL AGENT EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO OR ACCEPTING THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE GRANTOR AND THE COLLATERAL AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(b) Consent to Jurisdiction; Waiver of Immunities.  The Grantor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement or any other Financing Document, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court.  The Grantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  The Grantor agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 hereof or at such other address as the Grantor shall have specified to each Noteholder and to the Collateral Agent in writing.  The Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 21 shall affect the right of any Noteholder or the Collateral Agent to serve legal process in any other manner permitted by law or affect the right of any Noteholder or the Collateral Agent to bring any action or proceeding against the Grantor or its property in the courts of any other jurisdiction.  To the extent that the Grantor has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this agreement.

 [Remainder of Page Intentionally Blank; Signature Page Follows]

HOU03:1285802

GILL RANCH STORAGE, LLC

By:
David A. Weber
President and Chief Executive Officer

Notice address:

Gill Ranch Storage, LLC

220 N.W. Second Avenue
Portland, Oregon 97209
Attn:  Treasurer
Fax:  503-220-2579

with a copy to:

Northwest Natural Gas Company
220 NW Second Avenue, 13th Floor
Portland, Oregon  97209-3991
Attn:  MardiLyn Saathoff, Chief Governance                                                                           Officer and Corporate Secretary
Fax:           (503)721-2156

HOU03:1285802                                       Signature Page to Security Agreement

Accepted and agreed to by:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Collateral Agent

By:  ___________________________________
Vice President

Notice address:

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attn:  Managing Director, Energy and Corporate Finance
Fax:  (214) 720-6299

HOU03:1285802                                       Signature Page to Security Agreement

Schedule A

Governmental Offices for Filings

Oregon Secretary of State

HOU03:1285802                                                             Schedule A

Schedule B

Chief Executive Office; Principal Places of Business; Locations of Collateral;
Jurisdictions of Organization; Organizational Number; and Other Names

1.           Chief Executive Office

Gill Ranch Storage, LLC
220 N.W. Second Avenue, 9th Floor
Portland, Oregon 97209

2.           Principal Place of Business

Gill Ranch Storage, LLC
220 N.W. Second Avenue, 9th Floor
Portland, Oregon 97209

3.           Jurisdiction of Organization

State of Oregon

4.           Organizational Number

Gill Ranch Storage, LLC: 461529-97

5.           Other Names

Gill Ranch Storage
GRS

6.           Other Jurisdictions

Qualified as a foreign corporation in California

HOU03:1285802                                                              Exhibit A

Exhibit A
FORM OF DISBURSEMENT REQUISITION

Collateral Agent:                                                                                                                                [Date]
The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201-2758
Attn:  Managing Director, Energy and Corporate Finance

The Noteholders referenced below

Re:           Disbursement Requisition - Gill Ranch Storage, LLC

Ladies and Gentlemen:

Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Security Agreement dated as of November 30, 2011, among (i) Gill Ranch Storage, LLC, an Oregon limited liability company (the “Grantor”) and (ii) The Prudential Insurance Company of America, as the collateral agent (together with its successors and assigns in that capacity, the “Collateral Agent”), for the benefit of the Noteholders (as defined therein).

The undersigned, a Senior Financial Officer of the Grantor, hereby certifies that as of the date hereof, the stated amount credited to the Debt Service Reserve Account exceeds the Minimum Debt Service Reserve Requirement by $_____________.

The Grantor hereby requests that the Collateral Agent instruct the Securities Intermediary to transfer from the Debt Service Reserve Account on ___________, 20__, the amount of $_____________ to the following operating deposit account[s] of the Grantor:

[specify account[s] and wire instructions].

The undersigned further hereby certifies that:

(a) immediately before and after giving effect to the payments requested hereby, no Event of Default exists or will result therefrom; and

(b) the representations and warranties of the Grantor and the Parent in the Financing Documents are true and correct on and as of the date hereof.

HOU03:1285802                                                              Exhibit A

The Grantor has caused this Disbursement Requisition to be executed and delivered on behalf of the Grantor by its duly authorized signatory this ____ day of _________, 20__.

GILL RANCH STORAGE, LLC

By
Name:
Title:

HOU03:1285802                                                              Exhibit A

EXHIBIT C

FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT (Wells Fargo Securities, LLC Custody) (Trading Prohibited)

THIS SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of by and among Gill Ranch Storage, LLC, an Oregon limited liability company (“Customer”), WELLS FARGO SECURITIES, LLC (“Intermediary”), and The Prudential Insurance Company of America, as collateral agent (“Secured Party”).

RECITALS

A. Customer maintains that certain Account no.  13013305, and may now or hereafter maintain sub-accounts thereunder or consolidated therewith (the “Securities Account”) with Intermediary pursuant to an agreement between Intermediary and Customer dated as of March 3, 2008, (the “Account Agreement”), and Customer has granted to Secured Party a security interest in the Securities Account and all financial assets and other property now or at any time hereafter held in the Securities Account.

B. Secured Party, Customer and Intermediary have agreed to enter into this Agreement to perfect Secured Party’s security interests in the Collateral, as defined below.

NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

1.          DEFINITIONS.  As used herein:

(a) the term “Collateral” shall mean: (i) the Securities Account; (ii) all financial assets credited to the Securities Account; (iii) all security entitlements with respect to the financial assets credited to the Securities Account; (iv) any and all other investment property or assets maintained or recorded in the Securities Account; and (v) all replacements or substitutions for, and proceeds of the sale or other disposition of, any of the foregoing, including without limitation, cash proceeds;

(b) the term “Permitted Investments” shall mean: any (a) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Rating Services and its successors (“S&P”) or at least P I from Moody’s Investor Service, Inc.  and its successors (“Moody’s”) or an equivalent rating by any other credit rating agency of recognized national standing; certificates of deposit, bankers’ acceptances and time deposits maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any commercial bank meeting the qualifications specified in clause (c) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any State of the United States of America or the District of Columbia, or by

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any political subdivision or taxing authority of any such State or the District of Columbia, the securities of which State, the District of Columbia, political subdivision or taxing authority (as the case may be) are rated at least AA by S&P or Aa2 by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing; and (f) shares of money market mutual or similar funds having assets in excess of $500,000,000 and that invest primarily in assets satisfying the requirements of clauses (a) through (e) above; and

(c)          the terms “investment property,” “entitlement order,” “financial asset” and

“security entitlement” shall have the respective meanings set forth in the New York Uniform Commercial Code.  The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in the Securities Account is to be treated as a “financial asset.”

2.          AGREEMENT FOR CONTROL.  Intermediary is authorized by Customer and agrees to comply with all entitlement orders originated by Secured Party with respect to the Securities Account, and all other requests or instructions from Secured Party regarding disposition and/or delivery of the Collateral, without further consent or direction from Customer or any other party.

3.          CUSTOMER’S RIGHTS WITH RESPECT TO THE COLLATERAL.

(a) Customer, or any party authorized by Customer to act with respect to the Securities Account, may give trading instructions to Intermediary with respect to the Collateral in the Securities Account solely for the purposes of instructing as to trades in Permitted Investments.

(b) Without Secured Party’s prior written consent: (i) neither Customer nor any party other than Secured Party may withdraw any Collateral from the Securities Account; and (ii) Intermediary will not comply with any entitlement order or request to withdraw any Collateral from the Securities Account given by any party other than Secured Party.

4.  INTERMEDIARY’S REPRESENTATIONS AND WARRANTIES.  Intermediary represents and warrants to Secured Party that:

(a) The Securities Account is maintained with Intermediary solely in Customer’s name.

(b) Intermediary has no knowledge of any claim to, security interest in or lien upon any of the Collateral, except: (i) the security interests in favor of Secured Party; and (ii) Intermediary’s liens securing fees and charges, or payment for open trade commitments, as described in the last paragraph of this Section.

(c) Any claim to, security interest in or lien upon any of the Collateral which Intermediary now has or at any time hereafter acquires shall be junior and subordinate to the security interests of Secured Party in the Collateral, except for Intermediary’s liens securing: (i) fees and charges owed by Customer with respect to the operation of the Securities Account; and

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(ii) payment owed to Intermediary for open trade commitments for purchases in and for the Securities Account.

5.AGREEMENTS OF INTERMEDIARY AND CUSTOMER.  Intermediary and

Customer agree that:

(a) Intermediary shall flag its books, records and systems to reflect Secured Party’s security interests in the Collateral, and shall provide notice thereof to any party making inquiry as to Customer’s accounts with Intermediary to whom or which Intermediary is legally required or permitted to provide information.

(b) Intermediary shall send copies of all statements relating to the Securities Account simultaneously to Customer and Secured Party.

(c) Intermediary shall promptly notify Secured Party if any other party asserts any claim to, security interest in or lien upon any of the Collateral, and Intermediary shall not enter into any control, custodial or other similar agreement with any other party that would create or acknowledge the existence of any such other claim, security interest or lien.

(d) Without Secured Party’s prior written consent, Intermediary and Customer shall not amend or modify the Account Agreement, other than: (i) amendments to reflect ordinary and reasonable changes in Intermediary’s fees and charges for handling the Securities Account; and (ii) operational changes initiated by Intermediary as long as they do not alter any of Secured Party’s rights hereunder.

(e) Intermediary shall not terminate the Account Agreement without giving thirty (30) days’ prior written notice to Secured Party.  Customer may not terminate this Agreement without the prior written consent of Secured Party.

6.          RESPONSIBILITY OF INTERMEDIARY. Intermediary shall have no responsibility or liability to Secured Party except for accepting trading instructions or permitting a withdrawal in violation of Section 3(b) or in violation of Section 3(c) after Intermediary receives notice from Secured Party pursuant to Section 3(c).  Intermediary shall have no responsibility or liability to Customer for complying with a notice pursuant to Section 3(c) or complying with entitlement orders received from Secured Party.  Intermediary shall comply with entitlement orders received from Secured Party without any duty to investigate or determine their validity.  This Agreement does not impose or create any obligation or duty of Intermediary other than those expressly set forth herein.

7. INDEMNIFICATION.  Customer agrees to indemnify and hold harmless

Intermediary, its officers, directors, employees and agents, against claims, liabilities or expenses (including reasonable attorneys’ fees) arising out of Intermediary’s compliance with any instructions from Customer or Secured Party with respect to the Collateral, except if such claims, liabilities or expenses are caused by Intermediary’s gross negligence or willful misconduct.  Secured Party agrees to indemnify and hold harmless Intermediary, its officers, directors, employees and agents, against claims, liabilities or expenses (including reasonable attorneys’

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fees) arising out of Intermediary’s compliance with any instructions from Secured Party with respect to the Collateral, except if such claims, liabilities or expenses are caused by Intermediary’s gross negligence or willful misconduct; provided, however, that any such obligation to indemnify or hold Intermediary harmless shall (a) be an obligation of Secured Party solely in its capacity as Collateral Agent under the Intercreditor and Collateral Agency Agreement, by and between, among others, Secured Party and Customer; (b) limited solely to funds available under such Intercreditor and Collateral Agency Agreement at any point in time; and (c) not limit in any way Secured Party’s right to reimbursement of such amounts from Customer in accordance with the terms of such Intercreditor and Collateral Agency Agreement.

8.          MISCELLANEOUS.

(a) This Agreement shall not create any obligation or duty of Intermediary except as expressly set forth herein.

(b) As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and the Account Agreement or any other agreement between Intermediary and Customer, the terms of this Agreement shall control.

(c) All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties.  Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by facsimile, upon receipt; and (iii) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S.  mail, first class and postage prepaid.

(d) This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Intermediary may not assign its obligations hereunder without Secured Party’s prior written consent.  This Agreement may be amended or modified only in writing signed by all parties hereto.

(e) This Agreement shall terminate upon: (i) Intermediary’s receipt of written notice from Secured Party expressly stating that Secured Party no longer claims any security interest in the Collateral; or (ii) termination of the Account Agreement pursuant to the terms hereof and Intermediary’s delivery of all Collateral to Secured Party or its designee in accordance with Secured Party’s written instructions.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The State of New York is, and will continue to be, Intermediary’s jurisdiction for purposes of Section 8-110(e) of the UCC so long as this Agreement shall remain in effect.

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HOUO3:1286180                                                                                                                                  5

SECURITIES ACCOUNT CONTROL AGREEMENT (Wells Fargo Securities, LLC Custody) (Trading Prohibited)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

CUSTOMER:

GILL RANCH STORAGE, LLC

By:

Name: David A.  Weber

Title:              President and Chief Executive Officer
Address: 220 NW Second Ave., 9th Floor, Portland, Oregon 97209

FAX No: (503) 721-2490

SECURED PARTY:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as collateral agent

By:

Name: Brian E.  Lemons

Title:              Vice President

Address: 2200 Ross Avenue, Suite 4200E, Dallas, TX 75201

FAX No: (214) 720-6299

INTERMEDIARY:

WELLS FARGO SECURITIES, LLC

By: Name:

Title:            Operations Officer
Address: 608 2nd Avenue South, Suite 500, Minneapolis, MN 55402

FAX No: (855) 838-5722

Please send the original agreement to the Pledge Desk at MAC #N9303-054.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo securities, LLC, a member of NYSE, FINRA and SIPC, and Wells Fargo Institutional securities, LLC, a member of FINRA and SIPC, and Wells Fargo Bank, National Association.  Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

EXHIBIT D

FORM OF INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

HOU03:1282704                                                              Exhibit D

 EXECUTION COPY
INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (this “Agreement”), dated as of November 30, 2011, is (x) made by and between the NOTEHOLDERS (as hereinafter defined), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, in both its individual capacity (in such capacity, “Prudential”) and in its capacity as agent as more specifically set forth in Article IV hereof (in such capacity, and together with its successors and assigns, the “Collateral Agent”) for the Noteholders from time to time parties hereto and (y) consented and agreed to by the hereinafter defined Company and Parent (each as hereinafter defined).
PRELIMINARY STATEMENTS
A. GIll ranch storage, LLC, an Oregon limited liability company (the “Company”), Prudential and the other initial purchasers, if any, party thereto are entering into a Note Purchase Agreement, dated as of even date herewith (as the same may be modified, amended, supplemented, joined or restated in accordance with its terms, including any extensions, renewals, increases and replacements thereof, the “Note Agreement”), pursuant to which the Company will issue and such purchasers (the purchasers and their respective successors and assigns, and any other holders from time to time of the Notes described below are referred to herein as the “Noteholders”) will purchase the 7.75% Senior Secured Notes due November 30, 2016 and the Floating-Rate Senior Secured Notes due November 30, 2016 in the aggregate principal amount of $40,000,000 (together with any notes given in substitution, or exchange, or in modification, renewal, rearrangement or extension, in whole or in part, for the notes described in the foregoing, the “Notes”).
B. The Company and NW Natural Gas Storage, LLC, an Oregon limited liability company (the “Parent”), as applicable, have executed and delivered the Security Documents (as defined in the Note Agreement), providing liens and security interests in favor of the Collateral Agent in the property described in such Security Documents in order to ratably secure the obligations under and in respect of the Notes, the Note Agreement and the other Financing Documents (as defined in the Note Agreement).
C. Under applicable law, the Noteholders may be entitled to set off indebtedness owing by the Noteholders to or for the credit of the Company, against and on account of liabilities of the Company under the Note Agreement (collectively, the “Set-Off Rights”).
D. It is a condition precedent to the effectiveness of the Note Agreement that this Agreement shall have been executed and delivered in order to (i) set forth certain responsibilities and obligations of the Collateral Agent and (ii) establish among the Noteholders their respective rights with respect to certain payments that may be received (1) by the Collateral Agent in respect of the Collateral (as defined in the Note Agreement) and (2) otherwise by any of the Noteholders pursuant to any Set-Off Rights.

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NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I DEFINITIONS
SECTION 1.1. Uniform Definitions; Cross-references. The capitalized terms used herein and defined in the Note Agreement but not otherwise defined in this Agreement are used herein with the meaning therein specified. Each reference to a particular section paragraph or other provision of the Note Agreement is a reference to such section, paragraph or other provision.
SECTION 1.2. Additional Definitions. The following terms, as used herein, have the following meanings:
“Acceleration” shall mean the earlier of (a) the acceleration of the maturity of any amount outstanding under the Note Agreement and the Notes and (b) a Bankruptcy Event.
“Acceleration Date” shall mean the earliest date on which an Acceleration occurs.
“Agreement” shall have the meaning specified in the preamble to this Agreement.
“Assignee” shall mean any assignee or other transferee of any portion of the right, title or interest of any Noteholders to the extent permitted under the Note Agreement, except for any such transferee that becomes a Noteholder for purposes hereof in accordance with Section 6.2 hereof.
“Bankruptcy Event” shall mean an event with respect to the Company or the Parent specified in Sections 11(g) or 11(h) of the Note Agreement.
“Breakage Costs” shall mean, at any time, amounts then payable by the Company under Section 8.8(b) of the Note Agreement.
“Collateral Agent” shall have the meaning specified in the preamble hereto.
“Company” shall have the meaning specified in Preliminary Statement A hereof.
“Dollars” shall mean lawful currency of the United States of America.
“Event of Default” shall mean an “Event of Default” as defined in the Note Agreement.
“Financial Obligations” shall mean, with respect to any Noteholder, such Noteholder’s Funded Obligations and Other Obligations under the Note Agreement and the Notes.

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“Funded Obligations” shall mean, with respect to any Noteholder, the aggregate amount payable (whether or not then due) to such Noteholder under the Note Agreement and the Notes in respect of principal, interest (determined in accordance with the applicable provisions of the Note Agreement and the Notes, but only to the extent accrued through the applicable determination date) or any Make-Whole Amounts, Premium or Breakage Costs.
“Note Agreement” shall have the meaning specified in Preliminary Statement A hereof.
“Noteholders” shall have the meaning specified in the preamble hereto.
“Notes” shall have the meaning specified in Preliminary Statement A hereof.
“Other Obligations” shall mean, with respect to any Noteholder, the aggregate amount payable (whether or not then due) to such Noteholder under the Note Agreement and the Notes other than its Funded Obligations thereunder, including, without limitation, fees, costs and expenses.
“Parent” shall have the meaning specified in Preliminary Statement B hereof.
“Paying Noteholder” shall have the meaning specified in Section 2.3(a) hereof.
“Prudential” shall have the meaning specified in the preamble hereto.
“Purchaser” shall have the meaning specified in Section 6.2 hereof.
“Repaying Noteholder” shall have the meaning specified in Section 2.4 hereof.
“Required Holders” shall have the meaning ascribed thereto in the Note Agreement.
“Set-Off Rights” shall have the meaning specified in Preliminary Statement C of this Agreement.
“Sharing Noteholder” shall have the meaning specified in Section 2.3 hereto.
“Sharing Notice” shall mean a notice given by the Collateral Agent pursuant to Section 2.1 hereof.
“Sharing Percentage” shall mean, as to any Noteholder at any time, with respect to any payment or other amount received by the Collateral Agent or any Noteholder at any time after the Acceleration Date, the percentage equivalent of a fraction of which (a) the numerator is such Noteholder’s Funded Obligations and (b) the denominator is the Total Funded Obligations, in each case as of the Acceleration Date.

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“Total Funded Obligations” shall mean, at any time, the aggregate of all Funded Obligations of all Noteholders then outstanding under the Note Agreement and Notes.
ARTICLE II SHARING AMONG NOTEHOLDERS
SECTION 2.1. Sharing Notice. Upon an Acceleration each Noteholder (if any) causing such Acceleration shall immediately notify the Collateral Agent of such Acceleration and, promptly upon the earlier of receipt of such notice or gaining actual knowledge of such Acceleration, the Collateral Agent shall give notice (a “Sharing Notice”) to each of the Noteholders informing them that the provisions of this Article II are to be implemented and requiring each Noteholder to provide it with all necessary information to enable it to calculate (a) such Noteholder’s Funded Obligations and Financial Obligations (including, without limitation, an itemization of all principal, interest, Make-Whole Amounts, Premiums, Breakage Costs, fees, costs and expenses owing to such Noteholder) as of the Acceleration Date and (b) the Sharing Percentage of each Noteholder. Any Sharing Notice shall be effective as of the date it is sent by the Collateral Agent and shall remain effective until all the Noteholders agree that such Sharing Notice is no longer in effect. If any necessary information is not received by the Collateral Agent within three days after the Collateral Agent delivers the Sharing Notice, the Collateral Agent may request such information from the Company or any other Noteholder. If any such necessary information has not been provided to the Collateral Agent within two days after the Collateral Agent makes such supplemental request, the Collateral Agent may proceed with its calculations based upon the other information available to it and which it reasonably and in good faith believes to be correct. Once the Collateral Agent has either received such necessary information or has determined to proceed based upon such other information available to it, the Collateral Agent shall calculate and promptly notify the Noteholders as to the Funded Obligations and Financial Obligations of each Noteholder as of the Acceleration Date and as to the Sharing Percentage of each Noteholder, which notice shall demonstrate such calculations in reasonable detail. If the Collateral Agent thereafter receives information which demonstrates that the Collateral Agent’s prior calculations were erroneous, the Collateral Agent shall recalculate each Noteholder’s Funded Obligations and Financial Obligations with respect to the Note Agreement and the Notes and each Noteholder’s Sharing Percentage, and shall promptly notify all Noteholders of such recalculations and, if any payments pursuant to Section 2.2 have been made based upon such erroneous prior calculations, the amount to be repaid by or to such Noteholder as a result of such recalculations. Each Noteholder that has received an excess payment as a result of such erroneous prior calculations shall promptly (and in any event within five Business Days after its receipt of the Collateral Agent’s recalculations) repay to the Collateral Agent for the account of the other appropriate Noteholders the excess portion of any payments previously received by it.
SECTION 2.2. Payments.
(a) If at any time after the Acceleration Date any Noteholder (or any Assignee of any Noteholder) obtains any payment or other amount (whether by way of voluntary or involuntary payment or prepayment, by virtue of the exercise of any Set-Off Rights or otherwise

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by virtue of the application of any provision of any of the Financing Documents or in any other manner except pursuant to this Agreement) in respect of the Note Agreement or the Notes, such Noteholder, after receipt of a Sharing Notice, shall forthwith notify the Collateral Agent of its (or such Assignee’s) obtaining the same and shall pay to the Collateral Agent for the account of the Noteholders (other than the paying Noteholder) pro rata in accordance with their respective Sharing Percentages an amount equal to such payment or other amount received less such Noteholder’s Sharing Percentage of such payment or other amount, as applicable. Upon receipt of any such payment or other amount the Collateral Agent shall distribute the same to the Noteholders, other than the Noteholder so paying the same, pro rata in accordance with their respective Sharing Percentages.
(b) Upon any distribution made pursuant to clause (a), the Noteholder making such payment shall be deemed to have purchased from each other Noteholder a participation in the Financial Obligations of such other Noteholder; provided, however, that such participation shall be deemed to be of the same class of obligations (i.e., Funded Obligations or Other Obligations) for purposes of this Agreement as the class of obligations to which the payment or other amount received related. The Company and the Parent agree that any Noteholder so purchasing a participation from another Noteholder pursuant to this Section 2.2 may, to the fullest extent permitted by applicable law, exercise all its rights of payment (including, without limitation, any Set-Off Rights) with respect to such participation as fully as if such Noteholder were the direct creditor of the Company or the Parent, as the case may be, in the amount of such participation.
SECTION 2.3. Preferences, etc. If
(a) any Noteholder or its Assignee (a “Paying Noteholder”) makes any payment pursuant to Section 2.2; and
(b) the amount obtained by the Paying Noteholder which gave rise to such payment or any part thereof (the “Relevant Amount”) is required to be repaid, and is repaid, by the Paying Noteholder to the Company or any other Person, then the Collateral Agent (if it shall then hold the same) and each of the other Noteholders which has received any part thereof (each, a “Sharing Noteholder”) shall promptly (and in any event within five Business Days after its receipt of notification from the Collateral Agent requiring such repayment, which notification the Collateral Agent shall dispatch promptly upon its determining the amount of the repayment required from the relevant Sharing Noteholder) repay the portion of the Relevant Amount received by the Collateral Agent or such Sharing Noteholder, as the case may be, to the Paying Noteholder, together with such amount as is equal to the appropriate portion of the interest, if any (in respect of the period during which the Collateral Agent or such Sharing Noteholder (as the case may be) held such portion of the relevant amount), the Paying Noteholder shall have repaid when repaying such relevant amount.
SECTION 2.4. Adjustments to Sharing Percentages. If, at any time after the date of a Sharing Notice, a Noteholder or its Assignee (a “Repaying Noteholder”) is required to repay to the Company or any other Person all or any portion of an amount received on or prior to the

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Acceleration Date, with the result that the Repaying Noteholder’s Funded Obligations are increased, then, after such repayment has been made and the Repaying Noteholder has notified the Collateral Agent thereof, the Sharing Percentages of the Noteholders shall be adjusted on the first Business Day following the Collateral Agent’s receipt of such notification to reflect such increase (and the resultant decrease in the Sharing Percentages of the Noteholders other than the Repaying Noteholder), and each other Noteholder shall promptly (and in any event within five Business Days after its receipt of notification from the Collateral Agent requiring such repayment, which notification the Collateral Agent shall dispatch promptly upon its determining the amount of the repayment required from each such other Noteholder) repay to the Collateral Agent for the account of the Repaying Noteholder the portion of any payments previously received by it under Section 2.2 in excess of its Sharing Percentage as so redetermined, together with such amount (if any) as is equal to the appropriate portion of any interest (in respect of the period during which such other Noteholder held such amount) the Repaying Noteholder shall have repaid when repaying such amount as aforesaid.
SECTION 2.5. Pro Rata Treatment. The Noteholders hereby agree that until payment in full of all Financial Obligations owed to all Noteholders, the Noteholders will receive pro rata treatment, in accordance with their respective Sharing Percentages, in connection with all payments, distributions, collections, recoveries and other matters relating to the Collateral under the Security Documents.
SECTION 2.6. Application of Proceeds. The net proceeds of any sale, enforcement or other disposition of any of the Collateral or other distribution in respect of the Collateral, following an Acceleration, and the net proceeds of any distributions received by the Noteholders or the Collateral Agent following any marshaling of the assets of the Company or the Parent (whether in bankruptcy, reorganization, winding up proceedings or similar proceedings, or otherwise) or following confirmation of a plan of arrangement or plan of reorganization of the Company or the Parent, shall be applied by the Noteholders and the Collateral Agent in the following order:
first, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with the collection or enforcement of the Financial Obligations of the Noteholders or the preservation of, or realization upon, the Collateral under the Security Documents, including, without limitation, reasonable costs and expenses incurred by the Collateral Agent in connection with the defense of any claim, suit, action or proceeding against the Collateral Agent, as provided below in Section 4.7;
second, to the payment of the Funded Obligations of the Noteholders, which payment shall be shared by the Noteholders according to their respective Sharing Percentages;
third, to the payment of the Other Obligations of the Noteholders, which payment shall be shared by the Noteholders according to their respective Sharing Percentages; and

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fourth, to the payment to the Company or the Parent or their respective successors or assigns, or as a court of competent jurisdiction may direct, or otherwise as required by law, if any surplus is then remaining from such proceeds.
ARTICLE III COOPERATION AMONG NOTEHOLDERS
SECTION 3.1. Cooperation. Each Noteholder agrees with each of the other Noteholders and the Collateral Agent that:
(a) it will (and will cause each of its Assignees to) from time to time provide such information to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation as referred to in Section 2.1 of this Agreement or otherwise required for any other purpose hereof and to notify the Collateral Agent of any Acceleration;
(b) it will (and will cause each of its Assignees to) from time to time consult with the Collateral Agent and the other Noteholders in good faith regarding the enforcement of its and each of its Assignee’s rights with a view to recovering amounts due under the Note Agreement and the Notes;
(c) it will (and will cause each of its Assignees to), in the case of any Default with respect to which it shall have received notice from, or provided notice to, the Company, give each other Noteholder and the Collateral Agent immediate notice, and if such notice is oral, confirmed in writing, of such Default; and
(d) it will (and will cause each of its Assignees to) give the Collateral Agent and each other Noteholder immediate written notice of any acceleration of any of its or its Assignee’s Financial Obligations.
ARTICLE IV COLLATERAL AGENT
SECTION 4.1. Appointment and Authority of Collateral Agent. In order to expedite the enforcement of the rights and remedies set forth in the Security Documents, the Collateral Agent is hereby appointed to act as agent for the Noteholders hereunder and thereunder. The Collateral Agent is hereby authorized and directed to take such action on behalf of the Noteholders under the terms and provisions of the Security Documents and to exercise such rights and remedies hereunder and thereunder as are specifically delegated to or required of the Collateral Agent under the terms and provisions hereof and thereof. The Collateral Agent is hereby expressly authorized as Collateral Agent on behalf of the Noteholders, without hereby limiting the foregoing, and subject to, and in accordance with, the terms and conditions of this Agreement:
(a) to receive on behalf of each of the Noteholders any payment of monies paid to the Collateral Agent in accordance with the Security Documents, and to distribute to each

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Noteholder its respective portion of all payments so received in accordance with the terms of this Agreement;
(b) to receive, directly or through agents acting on its behalf, all documents and items to be furnished under the Security Documents;
(c) to maintain, directly or through agents acting on its behalf, physical possession of any of the Collateral as contemplated in any of the Security Documents;
(d) to act, directly or through agents acting on its behalf, on behalf of the Noteholders in and under the Security Documents;
(e) to execute and deliver, directly or through agents acting on its behalf, to the Company, the Parent and other Persons requests, demands, notices, approvals, consents and other communications received from the Noteholders in connection with the Security Documents, subject to the terms and conditions set forth herein and therein;
(f) to the extent permitted by this Agreement, the Note Agreement and the Security Documents, to exercise on behalf of each Noteholder all remedies of the Noteholders under any of the Security Documents upon the occurrence and during the continuance of any Event of Default; and
(g) to take such other actions, directly or through agents acting on its behalf, as may be requested by the Required Holders or as are reasonably incident to any powers granted to the Collateral Agent hereunder and not in conflict with applicable law or regulation or any Financing Document.
SECTION 4.2. Non-Reliance on Collateral Agent and Other Noteholders. Each Noteholder agrees that it has, independently and without reliance on the Collateral Agent or any other Noteholder, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Collateral, and its independent decision to enter into this Agreement and the Security Documents, and that it will, independently and without reliance upon the Collateral Agent or any other Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the Security Documents. The Collateral Agent shall not be required to keep the Noteholders informed as to the performance or observance by the Company or the Parent of the Note Agreement, the Security Documents or any other document, instrument or agreement, referred to or provided for therein or to inspect the properties or books of the Company or the Parent. The Collateral Agent shall not have any duty, responsibility or liability to provide any Noteholder with any credit or other information concerning the affairs, financial condition or business of the Company which may come into the possession of the Collateral Agent; provided, however, the Collateral Agent shall send to the Noteholders written notice of any Default or Event of Default of which the Collateral Agent (in its capacity as such) has knowledge or of which it has been given notice, and all payments and repayments of amounts required hereunder to be paid to the Noteholders

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received by the Collateral Agent under or in connection with the Security Documents or this Agreement; and the Collateral Agent shall provide each Noteholder with a schedule of all costs and expenses which the Collateral Agent has paid or proposes to pay from the proceeds of such payments or repayments as permitted hereunder.
SECTION 4.3. Collateral Agent and Affiliates. Prudential and any successor Collateral Agent, in its capacity as a Noteholder, shall have the same rights and powers under the Financing Documents and may exercise or refrain from exercising the same as though it were not the Collateral Agent hereunder, and such Noteholder and its affiliates may lend money to and generally engage in any kind of lending, investment, trust, hedging or other business with or for any Noteholder, the Company or the Parent, or any of their respective affiliates, as if it were not acting as Collateral Agent hereunder, provided that any payments made by the Company or the Parent, or any other Person during the continuance of an Event of Default to any Noteholder on any loans or other extensions of credit made to the Company or the Parent (including interest rate swaps, caps, collars and other derivative instruments) other than under the Note Agreement and the Notes shall be deemed by the Noteholder receiving such payments to be payments under the Note Agreement and the Notes and shall be applied by such Noteholder to its Financial Obligations, unless such payments shall be accompanied by clear instructions from the Company or any such other Person that such payments be applied to such other loan or extension of credit, until all of the Financial Obligations shall be satisfied in full, and any payments received by such Noteholder from the Company or any such other Person in contravention of the immediately preceding clause shall be deemed to be payments received by such Noteholder under Section 2.2 and treated accordingly.
SECTION 4.4. Action by Collateral Agent. The obligations of the Collateral Agent hereunder and under the Financing Documents are only those expressly set forth herein and therein. Notwithstanding anything contained herein or in any Financing Document to the contrary, the Collateral Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein and therein.
SECTION 4.5. Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and any other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
SECTION 4.6. Liability of Collateral Agent. The Collateral Agent shall be entitled to rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed and shall not be liable to any Noteholder for any of the consequences of such reliance. Neither the Collateral Agent nor any director, officer, employee or agent of the Collateral Agent shall be liable for any action taken or not taken by it or them under, or in connection with, this Agreement or any of the Financing Documents in the absence of its or their gross negligence or willful misconduct. As to any matters not expressly provided for herein or in the Financing Documents, the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Holders or, in the absence of such instructions, in accordance with

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its discretion, taking into account the interests of all Noteholders. The Collateral Agent shall not be obligated to follow any such written directions to the extent that it shall determine that such directions are in conflict with any provision hereof or of any applicable law or regulation or any Financing Document. Neither the Collateral Agent nor any director, officer, employee or agent of the Collateral Agent shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any of the Financing Documents or any payment thereunder; (b) the performance or observance of any of the covenants or agreements of the Company, the Parent or any Noteholder under any of the Financing Documents; (c) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith; or (d) the existence, genuineness or value of any of the Collateral or the validity, effectiveness, perfection, priority or enforceability of the security interests in or liens on any of the Collateral.
SECTION 4.7. Indemnification of Collateral Agent; Defense of Claims.
(a) Each Noteholder hereby agrees to indemnify the Collateral Agent and each of the Collateral Agent’s directors, officers, affiliates, representatives and agents (as used in this Section 4.7 “Collateral Agent” shall mean all of the foregoing) against all loss, cost, liability and expense (to the extent not paid by the Company or the Parent, and not arising out of or as a result of gross negligence or willful misconduct on the part of the Collateral Agent), including reasonable attorneys’ fees, resulting from any action taken or to be taken by it as Collateral Agent on behalf of the Noteholders within the scope of its authority as provided in this Agreement or any of the Security Documents, to the extent of such Noteholder’s pro rata share (based upon its pro rata percentage of the Total Funded Obligations) of any such loss, cost, liability and expense.
(b) The Collateral Agent shall notify each Noteholder as promptly as is reasonably practicable of the written assertion of, or the commencement of, any claim, suit, action or proceeding filed against the Collateral Agent arising out of, or in connection with, the acceptance or administration of the duties imposed upon the Collateral Agent hereunder or under any of the Financing Documents or any action or omission taken or made within the scope of the rights or powers conferred upon the Collateral Agent hereunder or under the Financing Documents promptly after the Collateral Agent shall have received the written assertion or have been served with the summons or other first legal process giving information as to the nature and basis of the lawsuit. Each Noteholder shall be entitled to participate in and assume, at its own expense, the defense of any such claim, suit, action or proceeding, and such defense shall be conducted by counsel chosen by such Noteholder and reasonably satisfactory to the Collateral Agent, provided, however, that (i) if any Noteholder has not assumed the defense of such claim, suit, action or proceeding, (ii) if the attorneys handling the defense are not reasonably satisfactory to the Collateral Agent, or (iii) if the defendants in any such action include both the Collateral Agent and the Noteholders and the Collateral Agent shall have been advised by its counsel that there may be legal defenses available to it that are different from or additional to those available to the Noteholders which in the reasonable opinion of such counsel are sufficient to make it undesirable for the same counsel to represent both the Noteholders and the Collateral Agent, the Collateral Agent shall have the right to employ its own counsel in all such instances described in

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(i), (ii) or (iii) above, and shall be entitled to recover from any proceeds received pursuant to Section 2.6 all reasonable fees of such counsel. If more than one Noteholder gives notice of assumption of defense, the matter shall be presented to all the Noteholders and, unless the Collateral Agent receives notice from the Required Holders specifying the Noteholder that is to assume the defense, the Collateral Agent shall proceed itself with the defense. Except as provided above, the Collateral Agent’s right to recover its reasonable counsel fees from proceeds received pursuant to Section 2.6 shall cease upon any Noteholder’s assumption of the defense of the claim, suit, action or proceeding. Each Noteholder and the Collateral Agent is always entitled to defend itself at its own expense. Neither the Noteholders nor the Collateral Agent shall be bound by any settlement entered into by the other parties without such party’s consent.
SECTION 4.8. Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to each Noteholder and the Company. Upon any such resignation, a successor Collateral Agent may be appointed by the Required Holders and, so long as no Event of Default has occurred and is continuing, subject to the approval of the Company (which approval by the Company should not be unreasonably withheld, conditioned or delayed). If no successor Collateral Agent shall have been appointed as aforesaid and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Noteholders, appoint a successor Collateral Agent which shall be a depository institution with capital and surplus greater than $250,000,000 and which shall be qualified to perform its duties hereunder and under the Security Documents and which, so long as no Event of Default has occurred and is continuing, shall be reasonably satisfactory to the Company (not to be unreasonably withheld, conditioned or delayed).
If the Collateral Agent shall fail or refuse to perform or commence performing any act set forth in written instructions delivered pursuant to, and in accordance with the terms and conditions of, this Agreement (other than where such nonperformance is beyond the control of the Collateral Agent or where such performance would entail a violation of applicable law or conflict with the provisions of this Agreement or any Financing Document), and such failure continues for a period of 15 days from the date of receipt of said written instructions, the Collateral Agent may be removed by any Noteholder directing the action which the Collateral Agent failed or refused to take. Any such Noteholder shall also have the right to appoint a successor Collateral Agent with the consent of the other Noteholders (other than the Noteholder so removed as Collateral Agent) and, so long as no Event of Default has occurred and is continuing, the approval of the Company (which approval by the Company should not be unreasonably withheld, conditioned or delayed), and if no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within five Business Days after removal, then any Noteholder which directed the action which the Collateral Agent failed or refused to take may, on behalf of Noteholders, appoint a successor Collateral Agent which shall be a depository institution with capital and surplus greater than $250,000,000 and which shall be qualified to perform its duties hereunder and under the Security Documents and which, so long

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as no Event of Default has occurred and is continuing, shall be reasonably satisfactory to the Company (not to be unreasonably withheld, conditioned or delayed).
Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder, except to the extent provided above for acts or omissions prior to the resignation or termination. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, (a) the provisions of Sections 4.6 and 4.7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent, (b) any Collateral held in possession of the retiring Collateral Agent shall be delivered to the successor Collateral Agent, and (c) the retiring Collateral Agent shall assign all of its rights as secured party, mortgagee, assignee, deed of trust beneficiary or other similar position with respect to all of the Collateral to the successor Collateral Agent for the pro rata benefit of the Noteholders.
SECTION 4.9. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Noteholders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Article IV).
SECTION 4.10. Compensation of Collateral Agent; Expenses. The Collateral Agent agrees to serve hereunder without compensation. Any successor Collateral Agent appointed pursuant to Section 4.8 shall be compensated by the Company on a scheduled basis which shall be approved by the Required Holders and the Company (which approval by the Company should not be unreasonably withheld, conditioned or delayed). Such compensation paid to any successor Collateral Agent and all reasonable out-of-pocket expenses incurred by the Collateral Agent or such successor Collateral Agent on behalf of the Noteholders incident to the exercise or enforcement of any terms or provisions of the Security Documents shall be indebtedness to the Collateral Agent or such successor Collateral Agent, secured by the Collateral. Upon the request of the Collateral Agent or such successor Collateral Agent, however, the Noteholders will reimburse the Collateral Agent or such successor Collateral Agent, to the extent not paid by the Company or the Parent, for any such expenses (but in no event any fees) in accordance with each Noteholder’s pro rata percentage of the Total Funded Obligations.
SECTION 4.11. Release of Collateral. The Company may from time to time request the Collateral Agent in writing, with copies thereof delivered simultaneously to all Noteholders, to instruct the Securities Intermediary (as defined in the Security Agreement) to withdraw a portion of the Collateral held in the Debt Service Reserve Account (as defined in the Security Agreement), if and to the extent such Collateral exceeds the Minimum Debt Service

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Reserve Requirement. Promptly after the Collateral Agent receives such written request from the Company and the Required Holders have determined that no Default or Event of Default exists or would result from such withdrawal (or at such later time when any such Default or Event of Default shall have been cured, waived or is no longer continuing), the Collateral Agent shall instruct the Securities Intermediary to withdraw and transfer such Collateral in accordance with the provisions in the Security Agreement and the Control Agreement.
ARTICLE V ENFORCEMENT OF REMEDIES
SECTION 5.1. Waivers of Rights. Except as otherwise expressly set forth herein, so long as the Financial Obligations remain unpaid, the Noteholders hereby agree to refrain from exercising any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have to exercise any right pursuant to the Security Documents, the Uniform Commercial Code as in effect in any applicable jurisdiction, or under similar provisions of the laws of any jurisdiction or in equity or otherwise to dispose of or retain any of the Collateral. The Noteholders hereby agree not to take any action whatsoever to enforce any term or provision of the Security Documents or to enforce any right with respect to the Collateral, in conflict with this Agreement or the terms and provisions of the Security Documents.
SECTION 5.2. [Omitted.]
SECTION 5.3. Right to Instruct Collateral Agent. Upon Acceleration under the Note Agreement, the Required Holders may instruct the Collateral Agent to liquidate the Collateral in the manner described in the Security Documents.
SECTION 5.4. Suits by the Noteholders. The Noteholders shall have no right to institute any action, suit or proceeding at law or in equity or otherwise for foreclosure upon the Collateral, for the appointment of a receiver, for the enforcement of any other remedy hereunder or for the execution of any other power or right hereunder, unless:
(a) the Required Holders shall have made written request to the Collateral Agent either to institute such action, suit or proceeding in its own name or to proceed to execute any other powers or trusts herein granted to the Collateral Agent and shall have afforded to the Collateral Agent opportunity to do so and shall have offered to the Collateral Agent reasonable security and indemnity reasonably satisfactory to the Collateral Agent against the costs, expenses and other charges to be incurred therein or thereby (including, without limitation, reasonable attorneys’ fees and expenses); and
(b) the Collateral Agent shall have refused or neglected to act on such request within a reasonable time;
and such notification, request, offer of security and indemnity and refusal or neglect are hereby declared to be conditions precedent to the enforcement by the Noteholders of any action or cause of action for foreclosure or for the appointment of a receiver or for any other remedy hereunder

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or to the execution by the Noteholders of any other powers or rights under this Agreement; it being understood and intended that the Noteholders shall not have any right in any manner whatsoever hereunder or under the Notes, the Note Agreement, this Agreement or the other Note Documents, by its action or their action to affect, disturb or prejudice the Lien created under this Agreement or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder, at law or in equity or otherwise, shall be instituted, had and maintained in the manner herein provided to the Collateral Agent and for the benefit of the Noteholders; provided that nothing contained in this Agreement or in the Notes, the Note Agreement, or the other Note Documents shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amounts, Premium or Breakage Costs, if any, and interest on, and any amount due under the Notes or the other Note Documents (and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) at the time and place, from the source and in the manner expressed herein and in the Notes, the Note Agreement and the other Note Documents or affect or impair the right, which is also absolute and unconditional, of the Noteholders to enforce by action at law the payment thereof in accordance with the respective terms thereof.
SECTION 5.5. Other Rights. Nothing contained in this Agreement shall affect or impair the right, if any, that any Noteholder may have to accelerate and demand repayment of such indebtedness as provided in the Note Agreement. Each Noteholder retains the right to exercise freely its rights and remedies against the Company or the Parent in accordance with applicable law and subject to the terms of the Note Documents, including without limitation the right to file a lawsuit and obtain a judgment in connection therewith against the Company or the Parent and to enforce such judgment against any assets of the Company or the Parent.
ARTICLE VI SUCCESSORS AND ASSIGNS
SECTION 6.1. Assignees. No provision of this Agreement shall restrict in any manner the assignment, participation or other transfer by any Noteholder of all or any part of its right, title or interest under the Note Agreement and the Notes; provided that, unless the transferee becomes a Noteholder for purposes hereof in accordance with Section 6.2, the transferor Noteholder shall remain responsible for performance of this Agreement with respect to the interest transferred, all as more fully set forth herein, and the Collateral Agent shall have no responsibilities to and need not acknowledge the interests of such transferee.
SECTION 6.2. Additional Noteholders. In connection with an assignment of all, or of a proportionate part of all, of its right, title and interest under the Note Agreement and the Notes to any insurance company, bank or other financial institution (a “Purchaser”), all in accordance with the applicable provisions of the Note Agreement and the Notes, such Purchaser shall become a Noteholder hereunder only upon (a) the written agreement of such transferor Noteholder and such Purchaser and (b) the receipt by the Collateral Agent of a Supplement to Intercreditor and Collateral Agency Agreement substantially in the form of Attachment A hereto executed and delivered by such Purchaser.

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ARTICLE VII MISCELLANEOUS
SECTION 7.1. No Partnership or Joint Venture. Nothing contained in this Agreement, and no action taken by the Collateral Agent or the Noteholders (or any of them) pursuant hereto, is intended to constitute or shall be deemed to constitute the Noteholders a partnership, association, joint venture or other entity.
SECTION 7.2. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including overnight delivery service, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number specified pursuant to the Note Agreement, on the signature pages hereof, or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent. All such notices and other communications shall, when mailed, delivered by overnight delivery service or transmitted by facsimile, be effective three (3) days after being deposited in the mails, one (1) day after being delivered to the overnight delivery service or when transmitted by telecopier with receipt confirmed, respectively.
SECTION 7.3. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the Noteholders (and, if the rights or duties of a Collateral Agent are affected thereby, by such Collateral Agent); provided that any amendment of Article I, Sections 2.2(b), 2.6, 4.6, 4.8, 4.9, 4.10, 4.11, Article V, 7.2, 7.3, 7.4, 7.5, 7.7 or 7.8 must be approved in writing by the Company).
SECTION 7.4. Payments. All payments hereunder shall be made in Dollars in immediately available funds. All payments to the Collateral Agent shall be made to it at such office or account as it may specify for the purpose by notice to the Noteholders. All payments to any Noteholder shall be made to it, to the extent practicable, in accordance with the provisions of the Note Agreement and the Notes.
SECTION 7.5. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when (a) the Collateral Agent shall have received counterparts hereof executed by each of the parties listed on the signature pages hereof and (b) the Note Agreement shall have become effective.
SECTION 7.6. Benefits. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto (in accordance with the provisions of Section 6.2 hereof, as applicable), whether so expressed or not.
SECTION 7.7. Term. This Agreement shall remain in effect until all the Financial Obligations are paid in full.

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SECTION 7.8. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York WITHOUT REGARD TO CONFLICT OF LAW principles OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the date first above set forth.
COLLATERAL AGENT:
THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA
By:
Title: Vice President:
Address:
The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Energy and Corporate Finance

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NOTEHOLDERS:
THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA
By:
Title: Vice President:
Address:
The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Energy and Corporate Finance
PRUCO LIFE INSURANCE COMPANY
By:
Title: Assistant Vice President:
Address:
Pruco Life Insurance Company
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Energy and Corporate Finance

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PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
By:
Title: Assistant Vice President:
Address:
Pruco Life Insurance Company of New Jersey
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Energy and Corporate Finance
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By: Prudential Investment Management, Inc.,
as investment manager
By:______________________________
Title: Vice President
Address:
Prudential Retirement Insurance and Annuity Company
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Energy and Corporate Finance

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PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
By:
Title: Assistant Vice President:
Address:
Prudential Annuities Life Assurance Corporation
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attention: Managing Director, Energy and Corporate Finance

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CONSENTED AND AGREED TO AS OF THE DATE FIRST ABOVE SET FORTH:
GILL RANCH STORAGE, LLC
By:
Name: David A. Weber
Title: President and Chief Executive Officer
NW NATURAL GAS STORAGE, LLC
By:
Name: David A. Weber
Title: President and Chief Executive Officer

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HOU03:1283630                                                        Attachment A - 2

Attachment A
SUPPLEMENT TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
(SUCCESSOR NOTEHOLDERS)
[Date]
Re: Intercreditor and Collateral Agency Agreement dated as of November 30, 2011 (the “Collateral Agency Agreement”) made by and between the financial institutions listed under the caption “Noteholders” on the signature pages thereto (collectively, with the other holders from time to time of the hereinafter described Notes who become a party thereto in accordance with Article VI thereof, and together with their successors and assigns, the “Noteholders”) and The Prudential Insurance Company of America (“Prudential”), as Collateral Agent for itself and the other Noteholders; capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Collateral Agency Agreement.
Ladies and Gentlemen:
We acknowledge that we have received a copy of the Collateral Agency Agreement and we refer to Section 6.2 thereof.
Upon your receipt of this Supplement, we (a) shall have all the rights and benefits of a “Noteholder” under the Collateral Agency Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Collateral Agency Agreement and to be obligated thereunder as if we were an original signatory thereto.
We hereby advise you that we have succeeded to [[________]% of] the interest of [applicable Noteholder] under the Note Agreement [as the holder of Fixed-Rate/Floating-Rate Notes] and have assumed the obligations of [applicable Noteholder] thereunder.
We hereby advise you of the following administrative details:
Address:
Facsimile:
Telephone:

HOU03:1283630                                                        Attachment A - 2

HOU03:1283630                                                        Attachment A - 2

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.
[NEW NOTEHOLDER]
By:
Name:
Title:

HOU03:1283630                                                        Attachment A - 2

EXHIBIT E

FORM OF PLEDGE AGREEMENT

HOU03:1282704                                                              Exhibit E

 EXECUTION COPY
PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”), dated as of November 30, 2011, is made by NW NATURAL GAS STORAGE, LLC, an Oregon limited liability company (the “Pledgor”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the benefit of itself in such capacity and of the Noteholders (as hereinafter defined) under that certain Intercreditor and Collateral Agency Agreement, dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Collateral Agent, the Noteholders, the Company (as hereinafter defined) and the Pledgor.
RECITALS
A. Gill Ranch Storage, LLC, an Oregon limited liability company (the “Company”), The Prudential Insurance Company of America and any other Purchasers (defined therein) party thereto are entering into a Note Purchase Agreement, dated as of even date herewith (as the same may be modified, amended, supplemented, joined or restated in accordance with its terms, including any extensions, renewals, increases and replacements thereof, the “Note Agreement”), pursuant to which the Company will issue and the Purchasers (the Purchasers and their respective successors and assigns, and any other holders from time to time of the Notes described below are referred to herein as the “Noteholders”) will purchase the 7.75% Senior Secured Notes due November 30, 2016 and the Floating-Rate Senior Secured Notes due November 30, 2016 in the aggregate principal amount of $40,000,000 (together with any notes given in substitution, or exchange, or in modification, renewal, rearrangement or extension, in whole or in part, for the notes described in the foregoing, the “Notes”).
B. It is a condition precedent to the agreement of the Noteholders to accept and purchase the Notes that this Agreement shall have been executed and delivered by the Pledgor and shall be in full force and effect.
C. The Pledgor has determined that the execution, delivery and performance of this Agreement may reasonably be expected to provide substantial benefit to the Pledgor, directly or indirectly, and to be in the best interests of the Pledgor.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Noteholders to enter into the Note Agreement and to accept and purchase the Notes to be issued to the Noteholders thereunder on the date hereof, the Pledgor hereby covenants and agrees with the Collateral Agent as follows:
Section 1. Defined Terms and Related Matters.
(a) Capitalized terms used and not otherwise defined herein that are defined in the Note Agreement shall have the respective meanings specified therein. Terms defined in the singular include the plural and terms defined in the plural include the singular.
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(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c) Unless otherwise defined herein or in the Note Agreement, the terms defined in Articles 8 and 9 of the Uniform Commercial Code as enacted in the State of New York as in effect from time to time (the “UCC”), are used herein as therein defined.
(d) Should any Event of Default under the Note Agreement occur and be continuing, the same shall constitute an Event of Default under this Agreement (an “Event of Default”).
(e) “Pledged Membership Interests” shall mean, with respect to the Pledgor, all interests of the Pledgor, now owned or hereafter acquired, in the Company and the certificates, if any, representing such interests and any interest of the Pledgor on the books and records of the Company or on the books and records of any Securities Intermediary pertaining to such interests and all dividends and distributions (except as contemplated under Section 7(a)(ii) below) cash, warrants, rights, options, instruments, securities, equity interests and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests including, without limitation, the interests identified on Schedule A hereto as Pledged Collateral, as such Schedule A may be updated and supplemented from time to time in accordance with Section 6(c) hereof.
Section 2. Security Interest. The Pledgor hereby grants to the Collateral Agent a lien on and security interest in all of the Pledgor’s rights, titles, interests and privileges in and to the Pledged Membership Interests, whether now owned or hereafter acquired, including, without limitation: (a) all certificates or instruments, if any, representing the Pledged Membership Interests and all proceeds, income and profits thereon, and all interest, dividends and other payments, property and distributions with respect thereto except as contemplated under Section 7(a)(ii) below); (b) all proceeds received or receivable by the Pledgor in cash, equity interests or otherwise, from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of the Company; and (c) all other proceeds or assets received or receivable by the Pledgor in respect of its status as a limited liability company member of the Company (collectively, the “Pledged Collateral”); provided, that the inclusion of proceeds in this Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby or by the Note Agreement.
Section 3. Security for Obligations. The lien and security interest granted in this Agreement secure: (a) the full and prompt payment of the principal of, any Make-Whole Amounts, Premium or Breakage Cost Obligations, and interest on, and all other amounts due with respect to the Notes from time to time outstanding, as and when such amounts shall become due and payable in accordance with the Note Agreement, whether by lapse of time, upon redemption, prepayment or purchase, by extension or by acceleration or declaration or otherwise (including, without limitation, (i) interest due at the Default Rate on any amount due hereunder and as provided under the Note Agreement or under any other Financing Document and (ii) interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); (b) the full and prompt payment, performance
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and observance by the Pledgor and any other Person (other than the Noteholders or the Collateral Agent or their respective agents or representatives) of all obligations, covenants, indemnifications, conditions and agreements contained in any of the Financing Documents; and (c) the full and prompt payment of the indemnities of the Pledgor contained in each of the Financing Documents and of all costs and expenses due and payable pursuant to Section 15.1 of the Note Agreement (all such obligations, covenants, conditions and agreements described in the foregoing clauses (a), (b) and (c) being hereinafter collectively referred to as the “Secured Obligations”).

Section 4. Formalities.
(a) All certificates and instruments representing the Pledged Membership Interests have been, or, in the case of all Pledged Membership Interests hereafter acquired, immediately upon acquisition shall be, delivered to and shall be held by or on behalf of the Collateral Agent pursuant hereto in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment, duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent, together with evidence of the Pledgor’s unrevoked election that such Pledged Membership Interests are governed as “securities” under Chapter 8 of the Oregon Uniform Commercial Code.
(b) Notwithstanding anything to the contrary contained in clause (a) above, the Pledgor shall promptly take all actions required to perfect the security interest of the Collateral Agent in the Pledged Collateral (whether now owned or hereafter acquired) under applicable law (including, in any event, under the provisions of Article 8 or 9 of the UCC, as applicable) and the Pledgor agrees to execute and deliver to the Collateral Agent a Pledge Instruction in substantially the form attached hereto as Annex B. The Pledgor further agrees to take such actions as the Collateral Agent reasonably deems necessary to effect the foregoing and to permit the Collateral Agent to exercise any of its rights and remedies hereunder.
(c) The Collateral Agent shall have the right, at any time in its reasonable discretion and without notice to the Pledgor, (i) to transfer to any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a) of this Agreement and to applicable law, and (ii) so long as an Event of Default shall have occurred and be continuing, to record on the books and records of the Company or otherwise register any or all of the Pledged Collateral in its own name or the name of its nominee. In addition, the Collateral Agent shall have the right at any time to exchange any certificates or instruments representing any portion of the Pledged Collateral for certificates or instruments of smaller or larger denominations.
(d) The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. For the avoidance of doubt, it shall be the primary responsibility of the Pledgor to perfect and to maintain the perfection of the security interest in the Pledged Collateral.

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Section 5. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants as of the date hereof (and as to Pledged Collateral hereafter acquired, as of the date of each such acquisition) as follows:
(a) The Pledged Collateral: (i) is described in Schedule A hereto; (ii) has been duly and validly issued, if applicable, and all contributions required to be made by the Pledgor under any applicable operating agreement or other governing document relating to the Pledged Collateral have been made; and (iii) is not subject to any options, warrants, calls or other similar arrangements of any character whatsoever relating thereto other than, depending upon the proposed transferee of the Pledged Collateral, the right of first refusal contemplated under Section 10.4 of the Joint Project Agreement.
(b) All limited liability company transfer powers or other instruments of transfer or assignment relating to certificates representing or evidencing the Pledged Membership Interests, executed in blank and delivered by the Pledgor to the Collateral Agent herewith, have been duly executed by the Pledgor and vest in the Collateral Agent the authority that they purport to confer.
(c) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Lien (except the Liens created hereunder), and the Pledgor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interests in or to the Pledged Collateral other than, depending upon the proposed transferee of the Pledged Collateral, the right of first refusal contemplated under Section 10.4 of the Joint Project Agreement.
(d) Upon (i) the pledge, assignment and delivery to the Collateral Agent pursuant to this Agreement by the Pledgor of the Pledged Collateral evidenced by a certificate and (ii) the filing of a UCC-1 financing statement in the governmental office(s) set forth on Schedule B attached hereto, all filings, registrations and recordings necessary to create, preserve, protect and perfect the security interest granted by the Pledgor to the Collateral Agent hereby in respect of the Pledged Collateral will have been accomplished, and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein and subject to no other Liens or adverse claims (other than, depending upon the proposed transferee of the Pledged Collateral, the right of first refusal contemplated under Section 10.4 of the Joint Project Agreement), and will be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code, or other relevant law as enacted in any relevant jurisdiction, to perfected security interests.
(e) The Pledgor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Oregon, and is duly qualified in each other jurisdiction in which such qualification is required by law, other than those other jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Pledgor has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

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(f) No consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required: (i) for the valid execution, delivery and performance by the Pledgor of this Agreement; (ii) for the pledge by the Pledgor of a security interest in the Pledged Collateral; or (iii) except with respect to any required authorizations or approvals of or filings with the CPUC (and, depending upon the proposed transferee of the Pledged Collateral, the right of first refusal contemplated under Section 10.4 of the Joint Project Agreement), for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(g) The execution, delivery and performance by the Pledgor of this Agreement and each of the Transaction Documents to which it is a party have been duly authorized by all necessary limited liability company action on the part of the Pledgor. This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h) The execution, delivery and performance by the Pledgor of this Agreement and the other Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Pledgor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Pledgor is bound or by which the Pledgor or any of its properties may be bound or affected, (ii) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Pledgor or the Pledged Collateral or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Pledgor or the Pledged Collateral.

(i) The Pledgor will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16 of the Note Agreement, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties, including the Pledged Collateral, or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) The Pledgor will, directly or through the Ultimate Parent, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on the Pledgor or any of its properties, assets, income or franchises, to the extent the
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same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Pledgor, provided that the Pledgor need not pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Pledgor on a timely basis in good faith and in appropriate proceedings, and the Pledgor has established adequate reserves therefor in accordance with GAAP on the books of the Pledgor or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
(k) The Pledgor covenants and agrees that it will defend the Collateral Agent’s right, title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as Pledged Collateral hereunder and will likewise defend the right thereto and security interest therein of the Collateral Agent.
(l) No portion of the Pledged Collateral is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Pledgor by any Person with respect thereto. As of the date of this Agreement, all certificates, instruments, documents or other writings that evidence any ownership interest in the Company and identified on Schedule A hereto.
(m) The Pledged Membership Interests are “securities” within the meaning of Chapter 8 of the Oregon Uniform Commercial Code, are governed by Chapter 8 of the Oregon Uniform Commercial Code and shall at all times hereafter continue to be such a security. The Pledgor shall cause the Pledged Collateral related to an ownership interest in the Company to be represented by a certificate or other instrument at all times.
(n) The Pledgor will not sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, grant a security interest in or otherwise encumber any of the Pledged Collateral or any interest therein, or suffer any of the same to exist; and any sale, assignment, option, pledge, security interest or other encumbrance or disposition of any nature whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of the Collateral Agent, shall forthwith be canceled or satisfied by an appropriate instrument in writing.
(o) There are no currently effective financing statements covering any property which is now or hereafter may be included in the Pledged Collateral, and the Pledgor will not, without the prior written consent of the Collateral Agent, authorize or authenticate any such financing statements after the date hereof, and there will not ever be on file in any public office, any financing statement or statements covering any or all of the Pledged Collateral, except financing statements filed or to be filed in favor of the Collateral Agent.
(p) The Pledgor shall give the Collateral Agent prompt notice of any claim relating to the Pledged Collateral. The Pledgor shall deliver to the Collateral Agent a copy of each written demand, notice or document received by it which may adversely affect the Collateral Agent’s

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interest in the Pledged Collateral promptly upon, but in any event within five days after, the Pledgor’s receipt thereof.
(q) The principal place of business of the Pledgor and the sole location where the records of the Pledgor with respect to the Pledged Collateral are kept are located at the address set forth for the Pledgor on Schedule C attached hereto.
(r) The jurisdiction of organization and organizational number of the Pledgor is as set forth on Schedule C attached hereto. As of the date hereof, the Pledgor does not have or operate under, nor has it had or operated under, in any jurisdiction at any time within 5 years prior to the Closing, any name except its legal name as set forth on the signature pages hereto or such other names specified on Schedule C attached hereto, nor has the Pledgor ever been organized under the laws of any jurisdiction other than the jurisdiction specified on Schedule C attached hereto. The Pledgor shall not change its legal name, assume or operate in any jurisdiction under any trade, fictitious or other name or change its jurisdiction of organization unless (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its commencing to do so, clearly describing such new name and the jurisdictions in which such new name shall be used or such new jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name or jurisdiction of organization, it shall have taken all reasonable action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
(s) Subject to Section 5(r), the Pledgor will at all times preserve and keep in full force and effect its legal existence as a Oregon limited liability company. The Pledgor will at all times preserve and keep in full force and effect all rights and franchises of the Pledgor unless, in the good faith judgment of the Pledgor, the termination of or failure to preserve and keep in full force and effect such limited liability company existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.
Section 6. Further Assurances; Supplements.
(a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including, without limitation, financing or continuation statements, or amendments thereto), and take all further action that may be reasonably necessary or that the Collateral Agent or the Required Holders may reasonably request, in order to perfect and protect any Lien or security interest granted or purported to be granted by the Pledgor under this Agreement, including, without limitation, with respect to any additional Pledged Collateral acquired hereafter by the Pledgor or to enable the Collateral Agent to exercise and enforce rights and remedies hereunder. The Pledgor hereby authorizes the Collateral Agent, at the expense of the Pledgor (including the fees and expenses of counsel to the Collateral Agent), to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral, in such form and in such filing offices as the Collateral Agent shall determine to be

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appropriate, without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor agrees, with respect to any financing statement, to file (at the expense of the Pledgor, including the fees and expenses of counsel to the Collateral Agent) all continuation statements or amendments where failure to so file could reasonably be expected to result in the lapse of such financing statement at any time.

(b) The Pledgor will defend the title to the Pledged Collateral and the Liens of the Collateral Agent thereon against the claim of any Person and will maintain and preserve such Liens at all times hereafter.

(c) In addition to performing its obligations under Section 4(a) and Section 4(b) above, the Pledgor will, upon acquiring any additional Pledged Collateral, promptly (and in any event within 10 days) deliver to the Collateral Agent (i) a Supplement to Pledge Agreement, duly executed by the Pledgor, in substantially the form of Annex A hereto (each, a “Supplement to Pledge Agreement”), identifying such additional Pledged Collateral and (ii) if applicable, a Pledge Instruction in substantially the form of Annex B hereto. The Pledgor hereby authorizes the Collateral Agent to attach each Supplement to Pledge Agreement to this Agreement and agrees that all additional Pledged Collateral listed on any Supplement to Pledge Agreement (including any schedules(s) thereto) delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Collateral. The Pledgor will, at the request of the Collateral Agent, deliver an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, as to the validity and perfection of the security interest granted in the Pledged Collateral identified in any Supplement to Pledge Agreement (including any schedule(s) thereto) and the proceeds thereof.
Section 7. Voting Rights; Distributions; Etc.
(a) So long as no Event of Default shall have occurred and be continuing:
(i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications in respect of the Pledged Collateral) pertaining to the Pledged Collateral or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would be inconsistent with or violate any provision of this Agreement or any other Financing Document; and
(ii) Notwithstanding Section 2 hereof, the Pledgor shall be entitled to receive, retain and use any and all dividends, distributions and other payments paid in respect of the Pledged Collateral to the extent not otherwise prohibited by the Note Agreement or the other Financing Documents (including without limitation, the Permitted Closing Distribution and Restricted Payments permitted under Section 10.2 of the Note Agreement); provided, however, that any and all

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(A) dividends, distributions and other amounts paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

(B) dividends or distributions hereafter paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution; and

(C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral;

shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
(b) Upon the occurrence and during the continuance of an Event of Default:
(i) Upon the instruction of the Required Holders, in accordance with the provisions of the Collateral Agency Agreement, and after any required authorizations or approvals of the CPUC are obtained, the Collateral Agent shall, without notice to the Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees all certificates representing the Pledged Collateral held by the Collateral Agent hereunder, and the Collateral Agent or its nominee may thereafter, after delivery of notice to the Pledgor, exercise all voting and membership rights with respect to the Pledged Collateral (whether exercisable at any meeting of the Pledgor or by written consent or otherwise) and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral, as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Pledgor or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to all certificates of the Pledged Collateral, and in connection therewith, deposit and deliver all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing, except as a result of its gross negligence, bad faith or willful misconduct.

(ii) After any required authorizations or approvals of the CPUC are obtained, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights.

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(iii) All rights of the Pledgor to receive the dividends, distributions and other payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights (subject to any required authorizations or approvals of the CPUC) and to receive and hold as Pledged Collateral such dividends, distributions and other payments.

(iv) All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of Section 7(b)(iii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(v) The Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such instruments as the Collateral Agent or the Noteholders may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(b)(ii) hereof and to receive the dividends, distributions or other payments which it is entitled to receive and retain pursuant to Section 7(b)(iii) and (iv) hereof.
Section 8. Transfers and Other Liens. The Pledgor shall not sell, assign, exchange, pledge, or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or any interest therein, or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral or any interest therein, except for the Liens created hereunder, except that this Section 8 shall not be construed to prohibit the Pledgor from the use of cash permitted to be received by the Pledgor pursuant to Section 7(a)(ii).

Section 9. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably designates, makes, constitutes and appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for monies due and to become due under or in connection with the Pledged Collateral;

(b) upon the occurrence and during the continuance of an Event of Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection therewith; and

(c) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce compliance with the terms and conditions of any contract or agreement included in the Pledged Collateral or the rights of the Collateral Agent with respect to any of the Pledged Collateral.

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Section 10. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, but shall not be required to, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor, together with interest thereon at the Default Rate, to the Collateral Agent on demand and shall constitute obligations secured hereby.
Section 11. Possession; Reasonable Care. The Collateral Agent shall hold in its possession all Pledged Collateral, if any, that is in tangible form and is pledged, assigned or transferred hereunder, except as from time to time any documents or instruments may be required for recordation or for the purpose of enforcing or realizing upon any right or value thereby represented. The Collateral Agent may, from time to time, in its sole discretion, appoint one or more agents (which in no case shall be the Pledgor or an Affiliate of the Pledgor) to hold physical custody, for the account of the Collateral Agent, of any or all of the Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
Section 12. Remedies. If any Event of Default shall have occurred and be continuing:
(a) Upon the instruction of the Required Holders, in accordance with the provisions of the Collateral Agency Agreement, and after any required authorizations or approvals of the CPUC are obtained with respect to the Pledged Membership Interests (and, depending upon the proposed transferee of the Pledged Collateral, subject to the right of first refusal contemplated under Section 10.4 of the Joint Project Agreement), the Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or in the Collateral Agency Agreement or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral), or under the laws of any other applicable jurisdiction, and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that at least 10 days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization

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upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent pursuant to the Collateral Agency Agreement) in whole or in part by the Collateral Agent against all or any part of the Secured Obligations pursuant to the Collateral Agency Agreement. Upon receipt by the Collateral Agent of written instructions (including wiring instructions), any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All rights and remedies of the Collateral Agent expressed herein are in addition to all other rights and remedies possessed by the Collateral Agent in the other Security Documents or any other agreement or instrument relating to the Secured Obligations at law, in equity or otherwise.
Section 13. Private Sales, Etc.
(a) The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States of America or in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner for the reason that it was made at a private sale rather than a public sale. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledgor to register such securities under the laws of any jurisdiction outside the United States of America, under the Securities Act or under any applicable state securities laws, even if the Pledgor would agree to do so.

(b) The Pledgor further agrees to do or cause to be done, at the Pledgor’s expense and to the extent that the Pledgor may legally do so, all such other acts and things as may be reasonably necessary to make such sales or resales of any portion or all of the Pledged Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, including, without limitation, effecting such sales or resales under any applicable exemption from registration under the Securities Act. The Pledgor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Collateral Agent and that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 13 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert as a defense against an action for specific performance of such covenants that (i) the Pledgor’s failure to perform such covenants will not cause irreparable injury to the Collateral

HOU03:1283569

Agent or (ii) the Collateral Agent has an adequate remedy at law in respect of such breach. The Pledgor agrees that any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Collateral Agent or the Noteholders in connection with any such action for specific performance brought by the Collateral Agent or the Noteholders under this Section 13(b) shall be paid by the Pledgor.
Section 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and the Pledgor in accordance with the Collateral Agency Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and sent by first-class mail or nationwide overnight delivery service (with charges prepaid), and (i) if to a Noteholder, addressed to it at the address specified for such communications in Section 18 of the Note Agreement, or at such other address as such Noteholder shall have specified to the Pledgor and the Collateral Agent in writing; (ii) if to the Collateral Agent addressed to it in such capacity at The Prudential Insurance Company of America, c/o Prudential Capital Group, at 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, Attention: Managing Director, Energy and Corporate Finance, or at such other address as the Collateral Agent shall have specified to each Noteholder and the Pledgor in writing; and (iii) if to the Pledgor, addressed to NW Natural Gas Storage, LLC, 220 NW Second Ave., 9th Floor, Portland, Oregon 97209, Attention: President and Chief Executive Officer, with a copy to Northwest Natural Gas Company, 220 NW Second Avenue, 13th Floor, Portland, Oregon 97209-3991, Attn: MardiLyn Saathoff, Chief Governance Officer and Corporate Secretary, or at such other address as the Pledgor shall have specified to each Noteholder and the Collateral Agent in writing.
Section 16. Lien and Security Interest Absolute. All rights of the Collateral Agent and the pledge, assignment, lien and security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:
(a) any lack of validity or enforceability of the Note Agreement, the Notes or any other Financing Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note Agreement, the Notes or any other Financing Document;

(c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty of all or any of the Secured Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Pledgor or any other Person;

HOU03:1283569

(e) any change, restructuring or termination of the limited liability company or other organizational structure or existence of the Pledgor, any of its Subsidiaries (including the Company), the Collateral Agent or any Noteholder; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other grantor of a security interest.
Section 17. Continuing Lien and Security Interest.
(a) This Agreement and, if applicable, the delivery of the Pledged Collateral to the Collateral Agent shall create a continuing lien on and security interest in the Pledged Collateral and shall: (i) remain in full force and effect until the payment in full in cash and performance in full of the Secured Obligations; (ii) be binding upon the Pledgor and its successors and assigns; and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent and its successors, transferees and assigns, under the terms of the Collateral Agency Agreement or otherwise. Without limiting the generality of the foregoing clause (iii), the Collateral Agent may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any co-agent, co-trustee, additional or substitute agent or trustee appointed in accordance with the provisions of the Collateral Agency Agreement, and such Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise to the Collateral Agent. Upon the payment in full in cash and performance in full of the Secured Obligations, the Pledgor shall be entitled to the release and/or return, as applicable, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

(b) The Pledgor agrees that to the extent that, after payment in full of the Secured Obligations, such payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then the Lien and security interest in the Pledged Collateral created hereunder shall be revived, reinstated and continued in full force and effect, as if said payment had not been made. The Lien and security interest in the Pledged Collateral created hereunder shall not be released or discharged by any payment to any Noteholder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.
Section 18. Waiver of Marshalling. All rights of marshalling of assets of the Pledgor, including, without limitation, any such right with respect to the Pledged Collateral, are hereby waived by the Pledgor.
Section 19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any applicable jurisdiction shall not invalidate or render unenforceable such provision in any other applicable jurisdiction. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the

HOU03:1283569

remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 20. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

Section 21. No Waiver; Remedies. No failure on the part of the Collateral Agent or the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 22. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. This Agreement may not be changed orally, but (subject to the provisions of Section 14) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Section 23. WAIVER OF JURY TRIAL; Consent to Jurisdiction; Waiver of Immunities.
(a) WAIVER OF JURY TRIAL. THE PLEDGOR AND THE COLLATERAL AGENT AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PLEDGOR AND THE COLLATERAL AGENT EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO OR ACCEPTING THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PLEDGOR AND THE COLLATERAL AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

HOU03:1283569

HOU03:1283569                                Signature Page to Pledge Agreement

(b) Consent to Jurisdiction; Waiver of Immunities. The Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement or any other Financing Document, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court. The Pledgor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Pledgor agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 15 hereof or at such other address as the Pledgor shall have specified to each Noteholder and to the Collateral Agent in writing. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 23 shall affect the right of any Noteholder or the Collateral Agent to serve legal process in any other manner permitted by law or affect the right of any Noteholder or the Collateral Agent to bring any action or proceeding against the Pledgor or its property in the courts of any other jurisdiction. To the extent that the Pledgor has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Pledgor hereby irrevocably waives such immunity in respect of its obligations under this agreement.
Section 24. No Liability of Pledgor. The Pledgor shall not have any liability for any obligations of the Company under the Note Agreement, the Notes or the other Financing Documents and no deficiency judgment (whether under Section 9-608(a) of the UCC or otherwise) under this Agreement or any other Financing Document shall be taken against the Pledgor, for the purpose of obtaining satisfaction and payment of such obligations of the Company, from any property of Pledgor other than the Pledged Collateral.

[Remainder of Page Intentionally Blank; Signature Page Follows]

HOU03:1283569                                Signature Page to Pledge Agreement

NW NATURAL GAS STORAGE, LLC
By:
David A. Weber:
President and Chief Executive Officer
Notice address:
220 N.W. Second Avenue, 9th Floor
Portland, OR 97209 Attn: President and Chief Executive Officer
Fax: 503-220-2584
With a copy to:
Northwest Natural Gas Company
220 NW Second Avenue, 13th Floor
Portland, Oregon 97209-3991
Attn: MardiLyn Saathoff, Chief Governance Officer and Corporate Secretary
Fax: (503) 721-2156
Email: mys@nwnatural.com

HOU03:1283569                                Signature Page to Pledge Agreement

Accepted and agreed to by:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Collateral Agent
By: ___________________________________
Vice President
Notice address:
The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attn: Managing Director, Energy and Corporate Finance
Fax: (214) 720-6299

HOU03:1283569                                Signature Page to Pledge Agreement

HOU03:1283569                                Schedule A

Schedule A
Pledged Collateral Pledgor	Interest Issuer	Interest Certificate No(s).	Percentage of Ownership
NW NATURAL GAS STORAGE, LLC	Gill Ranch Storage, LLC	1	100% Limited Liability Company Membership Interest

HOU03:1283569                                Schedule A

Schedule B
Governmental Offices for Filings
Oregon Secretary of State

HOU03:1283569                                Schedule B

HOU03:1283569                                Schedule C

Schedule C
Chief Executive Office; Principal Places of Business; Locations of Pledged Collateral;
Jurisdictions of Organization; Organizational Number; and Other Names
1. Chief Executive Office
NW Natural Gas Storage, LLC
220 N.W. Second Avenue, 9th Floor
Portland, OR 97209
2. Principal Place of Business
NW Natural Gas Storage, LLC
220 N.W. Second Avenue, 9th Floor
Portland, OR 97209
3. Locations of Pledged Collateral
NW Natural Gas Storage, LLC
220 N.W. Second Avenue, 9th Floor
Portland, OR 97209
4. Jurisdiction of Organization
State of Oregon
5. Organizational Number
NW Natural Gas Storage, LLC: 620452-90
6. Other Names
N/A
7. Other Jurisdictions
N/A

HOU03:1283569                                Schedule C

HOU03:1283569                                Annex A

Annex A
SUPPLEMENT TO PLEDGE AGREEMENT
This Supplement to Pledge Agreement, dated as of ______________ ___ ____, is delivered pursuant to Section 6 of the Pledge Agreement referred to below.
RECITALS:
A. NW NATURAL GAS STORAGE, LLC (the “Pledgor”) has executed and delivered that certain Pledge Agreement, dated as of November 30, 2011, in favor of The Prudential Insurance Company of America, as collateral agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, including without limitation by this and any other Supplements to Pledge Agreement executed from time to time, the “Agreement”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement.
B. Pursuant to Section 6 of the Agreement, the Pledgor has agreed to, upon obtaining any additional Pledged Collateral, promptly execute and deliver a Supplement to Pledge Agreement in order to identify such additional Pledged Collateral which have been pledged pursuant to the Agreement.
C. The undersigned desires to execute and deliver this Supplement to Pledge Agreement to satisfy such requirement.
NOW, THEREFORE, IT IS AGREED:
1. Pledged Collateral. The undersigned agrees that the equity interests listed on Schedule A attached hereto are part of the Pledged Collateral and are subject to the pledge and security interest created by the Agreement.
2. Representations and Warranties. The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Agreement are true and correct as to the Pledged Collateral listed on Schedule A hereto on and as of the date hereof.

HOU03:1283569                                Annex A

HOU03:1283569                                Schedule A to Annex A

NW NATURAL GAS STORAGE, LLC
By:
Name:
Title:

HOU03:1283569                                Schedule A to Annex A

SCHEDULE A TO SUPPLEMENT TO PLEDGE AGREEMENT
Pledged Collateral Pledgor	Interest Issuer	Interest Certificate No(s).	Percentage of Ownership	Number Of Units
NW NATURAL GAS STORAGE, LLC

HOU03:1283569                                Schedule A to Annex A

Annex B
PLEDGE INSTRUCTION
BY THIS PLEDGE INSTRUCTION, dated November 30, 2011, NW NATURAL GAS STORAGE, LLC, an Oregon limited liability company (the “Parent”), hereby instructs Gill Ranch Storage, LLC, an Oregon limited liability company (the “Pledged Company”), to register a security interest in favor of The Prudential Insurance Company of America, as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) for the benefit of the Noteholders (as defined in the Collateral Agency Agreement referenced below) under that certain Intercreditor and Collateral Agency Agreement, dated as of November 30, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Collateral Agent, the Noteholders, the Pledged Company and the Parent, of all of the Parent’s, right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement referenced below), whether now owned or hereafter acquired by the Parent (the “Membership Interests”).
Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in that certain Pledge Agreement, dated as of November 30, 2011 (the “Pledge Agreement”), made by the Parent in favor of the Collateral Agent.
1. PLEDGE INSTRUCTIONS. The Pledged Company is hereby instructed by the Parent to register all of the Parent’s right, title and interest in and to all of the Membership Interests as subject, pursuant to the Pledge Agreement, to a security interest in favor of the Collateral Agent who, upon such registration, shall become the registered pledgee of the Membership Interests with all rights incident thereto.

2. INITIAL TRANSACTION STATEMENT. The Pledged Company is further instructed by the Parent to promptly inform the Collateral Agent of the registration of the pledge by sending the initial transaction statement, in the form attached hereto as Exhibit A, to the Collateral Agent at The Prudential Insurance Company of America, c/o Prudential Capital Group, at 2200 Ross Avenue, Suite 4200E, Dallas, Texas 75201, Attention: Managing Director, Energy and Corporate Finance.

3. WARRANTIES OF THE PARENT. The Parent hereby warrants that the Parent is an appropriate person to originate this instruction.

HOU03:1283569                                Annex B

HOU03:1283569                                Signature Page to Annex B

IN WITNESS WHEREOF, the Parent has caused this Pledge Instruction to be duly signed and delivered as of the date first above written.
PARENT:
NW NATURAL GAS STORAGE, LLC,
an Oregon limited liability company
By:
David A. Weber
President and Chief Executive Officer
Address:
NW Natural Gas Storage, LLC
220 N.W. Second Avenue, 9th Floor
Portland, OR 97209
Attn: President and Chief Executive Officer
Fax: 503-220-2584
With a copy to:
Northwest Natural Gas Company
220 NW Second Avenue, 13th Floor
Portland, Oregon 97209-3991
Attn: MardiLyn Saathoff, Chief Governance Officer and Corporate Secretary
Fax: (503) 721-2156
Email: mys@nwnatural.com

HOU03:1283569                                Signature Page to Annex B

HOU03:1283569                                Exhibit A to Annex B

EXHIBIT A
to
Pledge Instruction Form of Initial Transaction Statement
The Prudential Insurance Company of America, as Collateral Agent The Prudential Insurance Company of America, c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, TX 75201
Attn: Managing Director, Energy and Corporate Finance
Fax: (214) 720-6299
On November 30, 2011, the undersigned, Gill Ranch Storage, LLC, an Oregon limited liability company (the “Pledged Company”), caused the pledge of 100% of the interests in the Pledged Company (the “Membership Interests”) owned by NW Natural Gas Storage, LLC, an Oregon limited liability company, in favor of The Prudential Insurance Company of America, as collateral agent (the “Collateral Agent”), to be registered on the books and records of the Pledged Company. Except for the terms and conditions contained in the Amended and Restated Operating Agreement of the Pledged Company and the pledge of the Membership Interests in favor of the Collateral Agent, the undersigned has no knowledge of any liens, restrictions or adverse claims to which the Membership Interests are or may be subject, as of the date hereof.
GILL RANCH STORAGE, LLC
By:
David A. Weber
President and Chief Financial Officer

HOU03:1283569                                Exhibit A to Annex B